SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

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Lennar Corporation

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Lennar Corporation 700 Northwest 107th Avenue Miami, Florida 33172

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

March 2, 2016

Dear Stockholder:

It is my pleasure to invite you to attend Lennar Corporation’s 2016 Annual Meeting of Stockholders. The meeting will be held on Wednesday, April 13, 2016, at 11:00 a.m. local time at our corporate office, located at 700 Northwest 107th Avenue, Second Floor, Miami, Florida 33172. At the meeting, you will be asked to:

(1)	Elect nine directors to serve a one-year term expiring at the next Annual Meeting of Stockholders.

(2)	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending November 30, 2016.

(3)	Approve, on an advisory basis, the compensation of our named executive officers.

(4)	Approve the Lennar Corporation 2016 Equity Incentive Plan.

(5)	Approve the Lennar Corporation 2016 Incentive Compensation Plan.

(6)	Vote on a stockholder proposal regarding our common stock voting structure, if properly presented at the Annual Meeting.

We will also transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Only stockholders of record as of the close of business on February 16, 2016 may vote at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting, regardless of the number you may hold. Whether or not you plan to attend, please vote using the Internet, by telephone or by mail, in each case by following the instructions in our proxy statement. This will not prevent you from voting your shares in person if you are present.

I look forward to seeing you on April 13, 2016.

Sincerely,

Mark Sustana

Secretary and General Counsel

We mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report on or about March 2, 2016.

Lennar’s proxy statement and annual report are available online at www.proxyvote.com.

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Expenses Relating to this Proxy Solicitation	60
Communication with Lennar’s Board of Directors	60
Available Information	61
Electronic Delivery	61
Householding	62
Exhibit A — Lennar Corporation 2016 Equity Incentive Plan	A-1
Exhibit B — Lennar Corporation 2016 Incentive Compensation Plan	B-1

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Lennar Corporation 700 Northwest 107th Avenue Miami, Florida 33172

PROXY STATEMENT

Proxy Statement for Annual Meeting of Stockholders to be held on April 13, 2016

You are receiving this proxy statement because you own shares of our Class A common stock and/or Class B common stock that entitle you to vote at the 2016 Annual Meeting of Stockholders. Our Board of Directors is soliciting proxies from stockholders who wish to vote at the meeting. By use of a proxy, you can vote even if you do not attend the meeting. This proxy statement describes the matters on which you are being asked to vote and provides information on those matters so that you can make an informed decision.

Date, Time and Place of the 2016 Annual Meeting

We will hold the 2016 Annual Meeting on Wednesday, April 13, 2016, at 11:00 a.m. local time at our corporate offices located at 700 Northwest 107th Avenue, Second Floor, Miami, Florida 33172.

Questions and Answers about Voting at the Annual Meeting and Related Matters

Q:	How many votes may I cast at the Annual Meeting?

A:	You may vote all of the shares of our Class A common stock and Class B common stock that you owned at the close of business on February 16, 2016, the record date. You may cast one vote for each share of our Class A common stock held by you on all matters presented at the meeting, and ten votes for each share of our Class B common stock held by you on all matters presented at the meeting. On the record date, 183,164,775 shares of our Class A common stock and 31,303,195 shares of our Class B common stock were outstanding and entitled to be voted at the meeting.

Q:	What constitutes a quorum, and why is a quorum required?

A:	We are required to have a quorum of stockholders present to conduct business at the Annual Meeting. A majority in voting power, and not less than one-third in number, of the shares of Class A common stock and Class B common stock entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Proxies received but marked as abstentions, if any, will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. If we do not have a quorum, we will be forced to reconvene the Annual Meeting at a later date.

Q:	What is the difference between a stockholder of record and a beneficial owner?

A:	If your shares are registered directly in your name with Lennar’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the “stockholder of record.”

If your shares are held by a brokerage firm, bank, trustee or other agent (“nominee”), you are considered the “beneficial owner” of these shares. If your shares are held by a nominee, the Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) was forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee on how to vote your shares by following your nominee’s instructions for voting by telephone or on the Internet or, if you specifically request a copy of the printed materials, you may use the voting instruction card included in the materials you received.

Q:	How do I vote?

A:	If you are a stockholder of record, you may vote:

•	via Internet;
•	by telephone;
•	by mail, if you have received a paper copy of the proxy materials; or
•	in person at the meeting.

Detailed instructions for Internet and telephone voting are set forth on the Notice of Internet Availability, which also contains instructions on how to access our proxy statement and annual report online. You may also vote in person at the Annual Meeting.

If you are a beneficial owner, you must follow the voting procedures of your nominee included with your proxy materials. If your shares are held by a nominee and you intend to vote at the meeting, please bring with you evidence of your beneficial ownership as of the record date (such as a letter from your nominee confirming your beneficial ownership or a bank or brokerage firm account statement).

If your shares are held in our 401(k) plan, your proxy will serve as a voting instruction for the trustee of our 401(k) plan, who will vote your shares as you instruct. To allow sufficient time for the trustee to vote, your voting instructions must be received by April 8, 2016. If the trustee does not receive your instructions by that date, the trustee will vote the shares you hold through our 401(k) plan in the same proportion as it votes the shares in our 401(k) plan for which voting instructions are received.

Q:	What am I voting on?

A:	At the Annual Meeting you will be asked to vote on the following six proposals. Our Board recommendation for each of these proposals is set forth below.

Proposal	Board Recommendation

1. To elect nine directors to serve a one-year term expiring at the next Annual Meeting of Stockholders.	FOR all nominees

2. To ratify the appointment of Deloitte & Touche LLP (“D&T”) as our independent registered public accounting firm for our fiscal year ending November 30, 2016.	FOR

3. To approve, on an advisory basis, the compensation of our named executive officers, which we refer to as “Say on Pay.”	FOR

4. To approve the Lennar Corporation 2016 Equity Incentive Plan (“2016 Equity Plan”).	FOR

5. To approve the Lennar Corporation 2016 Incentive Compensation Plan (“2016 Incentive Plan”).	FOR

6. To vote on a stockholder proposal regarding our common stock voting structure, if properly presented at the Annual Meeting.	AGAINST

We will also consider any other business that may come before the meeting in a manner that is proper under Delaware law and our By-Laws.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	Other than the items of business described in this proxy statement, we are not aware of any business to be presented for action at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Stuart Miller, Bruce Gross and Mark Sustana, or any of them, will be able to vote your shares in their discretion on any additional matters that are properly presented for a vote at the meeting.

Q:	What is the required vote for approval of each of the proposals?

Proposal	Votes Required for Approval

1. Election of Directors	Plurality of the votes cast

2. Ratification of Auditors	Majority of votes cast

3. Say on Pay	Majority of votes cast

4. Approval of 2016 Equity Plan	Majority of votes cast

5. Approval of 2016 Incentive Plan	Majority of votes cast

6. Stockholder Proposal	Majority of votes cast

With regard to each proposal, holders of shares of our Class A common stock and Class B common stock vote together as a single class (but with different voting rights). A proposal has received a majority of the votes cast if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal.

Proposal 3 is an advisory vote, which means that while we ask stockholders to approve resolutions regarding the compensation of our named executive officers, the results of that vote will not have a binding effect on us. Although the advisory vote is non-binding, our Board and the Compensation Committee will review the results of the vote and take it into account in making future determinations concerning executive compensation. Proposal 6 is a precatory proposal, which means that it is requesting that our Board take steps to ensure that all of our company’s outstanding stock has one-vote per share in each voting situation.

Our Bylaw provisions regarding voting requirements do not apply to Proposals 3 and 6. We will report the results of these proposals based on the number of shares cast “FOR” the proposals and “AGAINST” the proposals.

Q:	What if I sign and return my proxy without making any selections?

A:	If you sign and return your proxy without making any selections, your shares will be voted “FOR” all of the director nominees, “FOR” proposals 2, 3, 4 and 5, and “AGAINST” proposal 6. If other matters properly come before the Annual Meeting, Stuart Miller, Bruce Gross and Mark Sustana, or any of them, will have the authority to vote your shares on those matters at their discretion. As of the date of this proxy statement, we are not aware of any matters that will come before the meeting other than those described in this proxy statement.

Q:	What if I am a beneficial owner and I do not give my nominee voting instructions?

A:	If you are a beneficial owner and your shares are held in the name of a broker, the broker is bound by the rules of the New York Stock Exchange (“NYSE”) regarding whether or not it can exercise discretionary voting power for any particular proposal if the broker does not receive voting instructions from you. Brokers have the authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters. A broker non-vote occurs when a nominee who holds shares for a beneficial owner does not vote the beneficial owner’s shares on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the beneficial owner. Broker non-votes are included in the calculation of the number of votes considered to be present at the meeting for purposes of determining the presence of a quorum but are not counted as votes cast with respect to a matter on which the nominee has expressly not voted.

The table below sets forth, for each proposal on the ballot, whether a broker can exercise discretion and vote shares absent instructions from the beneficial owner and, if not, the impact of broker non-votes on the approval of the proposal.

Proposal	Can Brokers Vote Absent Instructions?	Impact of Broker Non-Vote

1. Election of Directors	No	None

2. Ratification of Auditors	Yes	Not Applicable

3. Say on Pay	No	None

4. Approval of 2016 Equity Plan	No	None

5. Approval of 2016 Incentive Plan	No	None

6. Stockholder Proposal	No	None

Q:	What if I abstain on a proposal?

A:	If you sign and return your proxy or voting instruction marked “abstain” with regard to any proposal, your shares will not be voted on that proposal and will not be counted as votes cast in the final tally of votes with regard to that proposal. However, your shares will be counted for purposes of determining whether a quorum is present.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. You may revoke your proxy at any time before the shares are voted. If you are a record owner, you will automatically revoke your proxy with regard to a matter by voting in person with regard to that matter at the Annual Meeting. If you are a beneficial owner, you must contact your nominee to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting.

Q:	Who can attend the Annual Meeting?

A:	Only stockholders and our invited guests can attend the Annual Meeting. To gain admittance, you must bring a form of personal identification to the meeting, where your name will be verified against our stockholder list. If a broker or other nominee holds your shares and you plan to attend the meeting, you should bring a recent brokerage statement showing your ownership of the shares as of the record date or a letter from the broker confirming your ownership, and a form of personal identification.

Q:	If I plan to attend the Annual Meeting, should I still vote by proxy?

A:	Yes. Casting your vote in advance does not affect your right to attend the Annual Meeting or to vote at the meeting.

If you vote in advance and also attend the meeting, you do not need to vote again at the meeting unless you want to change your vote with regard to a matter. Written ballots will be available at the meeting for stockholders of record and for beneficial owners who have proxies from their nominees.

Beneficial stockholders who wish to vote in person must request a legal proxy from the broker or other nominee and bring that legal proxy to the Annual Meeting.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce the results for the proposals voted upon at the Annual Meeting and publish final detailed voting results in a Form 8-K we will file with the SEC within four business days after the Annual Meeting.

Q:	Who should I call with questions?

A:	If you have questions about this proxy statement or the Annual Meeting or would like additional copies of this proxy statement or our annual report, please contact: Lennar Corporation, 700 Northwest 107th Avenue, Miami, Florida 33172, Attention: Investor Relations, Telephone: (305) 485-2038.

I.	PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors is responsible for overseeing the management of our business. We keep directors informed of our business at meetings and through reports and analyses presented to the Board of Directors or to committees of the Board. Regular communications between the directors and management also occur apart from meetings of the Board of Directors and committees of the Board. Among other things, from time to time, the Board schedules calls with senior management to discuss the Company’s business strategies.

Under our By-Laws, directors are elected at each annual meeting of stockholders for a one-year term expiring at the next annual meeting of stockholders. Upon the recommendation of the Nominating and Corporate Governance Committee (the “NCG Committee”), our Board has nominated Mr. Irving Bolotin, Mr. Steven L. Gerard, Mr. Theron I. (“Tig”) Gilliam, Mr. Sherrill W. Hudson, Mr. Sidney Lapidus, Ms. Teri P. McClure, Mr. Stuart A. Miller, Mr. Armando Olivera and Mr. Jeffrey Sonnenfeld for re-election, each for a one-year term that will expire at the 2017 annual meeting of stockholders, and each has consented to serve if elected.

We believe that each of our directors possesses the experience, skills and qualities to fully perform his or her duties as a director and contribute to our success. Our directors were nominated because each possesses outstanding personal integrity and interpersonal and communication skills, is highly accomplished in his or her field, has an understanding of the interests and issues that are important to our stockholders and is able to dedicate sufficient time to fulfilling his or her obligations as a director. Our directors as a group complement each other and each other’s respective experiences, skills and qualities.

Each director’s principal occupation and other pertinent information about particular experience, qualifications, attributes and skills that led the Board to conclude that each nominee should serve as a director, appears on the following pages.

Irving Bolotin, 83, has served as a director of our Company since 1974. Mr. Bolotin is currently retired. From 1972 until his retirement in December 1998, Mr. Bolotin served as a Senior Vice President of our Company. Mr. Bolotin also serves with the Board of Directors of WPBT Channel 2.

Qualifications. The Board nominated Mr. Bolotin to serve as a director because of the extensive knowledge of homebuilding he obtained during the many years he was a member of our senior management.

Steven L. Gerard, 70, has served as a director of our Company since May 2000. Mr. Gerard has been the Chief Executive Officer of CBIZ, Inc., a provider of professional business services to individuals and companies throughout the United States, since October 2000 and has been its Chairman since October 2002. Mr. Gerard has announced his intention to retire as the Chief Executive Officer of CBIZ, Inc. in March 2016. From July 1997 to October 2000, Mr. Gerard served as Chairman and Chief Executive Officer of Great Point Capital, Inc., an operations and financial consulting firm. From September 1992 to July 1997, Mr. Gerard served as Chairman and Chief Executive Officer of Triangle Wire & Cable, Inc., and its successor, Ocean View Capital, Inc., a manufacturer of residential, commercial and industrial wire and cable products. Prior to that, Mr. Gerard spent sixteen years in various corporate finance and banking positions at Citibank, N.A. and spent seven years at the American Stock Exchange, last serving as Vice President of its Securities Division. Mr. Gerard also serves on the Board of Directors of Joy Global, Inc. and Las Vegas Sands Corp.

Qualifications. The Board nominated Mr. Gerard to serve as a director because of his experience as the Chief Executive Officer and in other senior management positions of significant companies for many years.

Tig Gilliam, 51, has served as a director of our Company since June 2010. Mr. Gilliam has served as Chief Executive Officer of NES Global Talent, a global talent solutions company, since November 2014. Mr. Gilliam was previously a Managing Director and Operating Partner of AEA Investors LP, a private equity firm, from

November 2013 to November 2014 and the Regional Head of North America and former member of the Executive Committee at Addeco Group SA, a human resources, temporary staffing and recruiting firm, from March 2007 until July 2012. From 2002 until he joined Addeco, Mr. Gilliam was with International Business Machines (“IBM”), serving, among other things, as the Global Supply Chain Management Leader for IBM Global Business Services. Mr. Gilliam was a partner with PricewaterhouseCoopers Consulting until it was acquired by IBM in October 2002.

Qualifications. The Board nominated Mr. Gilliam to serve as a director because of his expertise in matters related to supply chain management and human resources.

Sherrill W. Hudson, 73, has served as a director of our Company since January 2008. Mr. Hudson has served as the Chairman of TECO Energy, Inc., an energy-related holding company, since January 2013. Previously, Mr. Hudson was Executive Chairman of TECO Energy from August 2010 to December 2012, and Chairman and Chief Executive Officer of TECO Energy from 2004 until August 2010. Prior to joining TECO Energy in July 2004, Mr. Hudson spent 37 years with Deloitte & Touche LLP until he retired in 2002. Mr. Hudson is a member of the Florida Institute of Certified Public Accountants. Mr. Hudson serves on the Boards of Directors of CBIZ, Inc. and United Insurance Holdings Corp, and, from 2003 until April 2015, served on the Board of Directors of Publix Supermarkets, Inc.

Qualifications. The Board nominated Mr. Hudson to serve as a director because of his extensive knowledge of accounting and his management experience.

Sidney Lapidus, 78, has served as a director of our Company since April 1997. Mr. Lapidus is a retired partner of Warburg Pincus LLC, a private equity investment firm, where he was employed from 1967 until his retirement in 2007. Mr. Lapidus also serves on the Board of Directors of Knoll, Inc., as well as a number of non-profit organizations.

Qualifications. The Board nominated Mr. Lapidus to serve as a director because of the extensive knowledge of business enterprises (including homebuilding companies) and corporate governance he gained as a partner in a private equity investment firm and as a director of a number of publicly and privately owned companies.

Teri P. McClure, 52, has served as a director of our Company since June 2013. Ms. McClure is currently Chief Human Resources Officer and Senior Vice President Labor and Communications of UPS. She also serves as a member of the nine member Management Committee which is responsible for setting strategy, operating and profit plans for UPS. Ms. McClure joined UPS in 1995 and has served in various positions at the company including Chief Legal Officer, Senior Vice President of Compliance and Public Affairs, General Counsel and Corporate Secretary from 2006 to December 2015. Prior to joining UPS, Ms. McClure practiced with the Troutman Sanders law firm in Atlanta.

Qualifications. The Board nominated Ms. McClure to serve as a director because of her experience as a senior executive of a Fortune 500 company, her operational capabilities and her business experience.

Stuart A. Miller, 58, has served as a director of our Company since April 1990 and has served as our Chief Executive Officer since April 1997. Mr. Miller also served as President of our Company from April 1997 to April 2011. Mr. Miller serves as Chairman of the Board of Trustees of the University of Miami.

Qualifications. The Board nominated Mr. Miller to serve as a director because he is our Chief Executive Officer and has extensive knowledge of our Company, its operations and its strategic plans.

Armando Olivera, 66, has served as a director of our Company since January 2015. Mr. Olivera was President of Florida Power & Light Company (FPL), a subsidiary of NextEra Energy, Inc. and one of the largest investor-owned electric utilities in the United States, from June 2003, and Chief Executive Officer from July 2008, until his retirement in May 2012. Mr. Olivera joined FPL in 1972. Prior to his 2003 appointment as President, Mr. Olivera served in a variety of management positions with the company, including Vice President of Construction Services, System Operations and Distribution and Senior Vice President of System Operations. Mr. Olivera also serves on the Board of Directors of AGL Resources, Inc., Consolidated Edison, Inc. and Fluor Corporation, and previously served on the Board of Directors of Florida Power & Light Company and Nicor Inc.

Qualifications. The Board nominated Mr. Olivera to serve as a director because of his experience running a successful, large power company, as well as his experience as a director of other public companies.

Jeffrey Sonnenfeld, 61, has served as a director of our Company since September 2005. Mr. Sonnenfeld has served as the Senior Associate Dean for Executive Programs and the Lester Crown Professor-in-the-Practice of Management at the Yale School of Management since 2001. In 1989, Mr. Sonnenfeld founded the Chief Executive Leadership Institute of Yale University, and he has served as its President since that time.

Qualifications. The Board nominated Mr. Sonnenfeld to serve as a director because of his business acumen and experience, as well as his exceptional work in the areas of corporate governance and leadership development as President of the Chief Executive Leadership Institute of Yale University.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” all the director nominees.

II.	CORPORATE GOVERNANCE

Meetings

Our Board of Directors normally meets quarterly, but holds additional meetings as required. Under our Corporate Governance Guidelines, each director is required to attend substantially all meetings of the Board. During fiscal 2015, the Board of Directors met five times. During that year, each director attended at least 75% of (1) the total number of meetings of the Board of Directors held while that director was serving on our Board, and (2) the total number of meetings of each committee of the Board on which the director was serving. It is our policy to encourage directors and nominees for director to attend the annual meeting of stockholders. All members of our Board who were serving at the time of the 2015 annual meeting of stockholders attended the meeting.

Board Independence

Each year, the Board undertakes a review of director independence, which includes a review of each director’s responses to questionnaires asking about any relationships with us. In January 2016, our Board of Directors undertook its review of director independence. Based on this review, our Board of Directors has determined that each of Mr. Bolotin, Mr. Gerard, Mr. Gilliam, Mr. Hudson, Mr. Lapidus, Ms. McClure, Mr. Olivera and Mr. Sonnenfeld is “independent” under the NYSE corporate governance listing standards and the Director Qualification Standards set forth in our Corporate Governance Guidelines, which are consistent with the NYSE standards. After considering any relevant transactions or relationships between each director, or any of his or her family members, and the Company, our senior management or our independent registered public accounting firm, the Board of Directors has affirmatively determined that none of the independent directors has a material relationship with us (either directly, or as a partner, significant stockholder, officer or affiliate of an organization that has a material relationship with us), other than as a member of our Board of Directors. In determining whether Mr. Gilliam is independent, the Board viewed Mr. Gilliam’s position as a director of a private company that supplies wallboard to Lennar as not impairing his independence.

Mr. Lapidus serves as our Lead Director. In this capacity, Mr. Lapidus presides over Board meetings and presides at all meetings of our independent directors. In connection with our regularly scheduled Board meetings, our independent directors regularly meet in executive sessions that exclude our non-independent director and management. Mr. Lapidus presides over these executive sessions.

Board Leadership Structure

We have a Lead Director who presides over Board meetings and presides at all meetings of our independent directors. Our Board believes that arrangement works well for us because all but one of our directors (our Chief Executive Officer) are independent, and our Lead Director can cause the independent directors to meet at any time. Therefore, the Lead Director can at any time bring to the attention of a majority of the directors any matters he thinks should be addressed by the Board.

The Lead Director’s duties, which are listed in our By-Laws, include:

•	Presiding at all meetings of the independent directors;
•	Presiding over, and being responsible for the agenda at, all meetings of the Board of Directors, if there is no Chairman of the Board, and, at the request of the Board of Directors, presiding over meetings of stockholders;
•	Conveying recommendations of the independent directors to the Board of Directors; and
•	Serving as a liaison between the Board and management.

Board Committees

The Board has four standing Committees: the Audit Committee, the Compensation Committee, the NCG Committee and the Executive Committee. A summary of the current composition of each Committee and its responsibilities is set forth below.

Name	Audit	Compensation	Nominating and Corporate Governance	Executive
Irving Bolotin	Member	—	Member	—
Steven L. Gerard	Member	Chair	—	—
Tig Gilliam	Member	Member	Member	—
Sherrill Hudson	Chair	Member	—	—
R. Kirk Landon(1)	Member	Member	—	—
Sidney Lapidus(2)	—	—	—	Member
Teri P. McClure	—	Member	Member	—
Stuart Miller	—	—	—	Member
Armando Olivera(3)	Member	—	—	—
Jeffrey Sonnenfeld	—	—	Chair	—

(1)	Mr. Landon was a member of the Audit Committee and Compensation Committee from December 1, 2014 through March 24, 2015, the date of his death.
(2)	Lead Director of the Board.
(3)	Mr. Olivera was appointed to the Audit Committee on April 8, 2015.

Copies of the Committee charters of each of the Audit Committee, the Compensation Committee and the NCG Committee setting forth the responsibilities of the Committees can be found under the Investor Relations-Corporate Governance section of our website at www.lennar.com, and those charters are also available in print to any stockholder who requests them through our Investor Relations department. We periodically review and revise the Committee charters. The Board most recently adopted a revised Audit Committee Charter and NCG Committee Charter on June 23, 2015 and a revised Compensation Committee Charter on October 31, 2014.

Audit Committee

Number of Meetings in fiscal 2015: 9

Responsibilities. The Audit Committee is responsible for selecting our independent auditors and overseeing the engagement of our independent auditors; pre-approving all audit and non-audit services provided to us by our independent auditors; reviewing our internal control environment, systems and performance; and overseeing the integrity of our financial statements, and our compliance with legal and regulatory requirements. The Audit Committee also discusses and reviews our policies with respect to risk assessment and risk management, including guidelines and policies governing our risk assessment and risk management processes. The Audit Committee Chairman reports on Audit Committee actions and recommendations at Board of Directors meetings.

Independence and Financial Expertise. The Board of Directors has determined that each member of the Audit Committee meets the independence requirements under the NYSE’s corporate governance listing standards and the enhanced independence standards for audit committee members required by the SEC, and each member is financially literate, knowledgeable and qualified to review financial statements. In addition, the Board of Directors has determined that each of Mr. Gerard, Mr. Gilliam and Mr. Hudson meets the requirements of an audit committee financial expert under SEC rules.

Compensation Committee

Number of Meetings in fiscal 2015: 3

Responsibilities. The Compensation Committee is responsible for (i) designing and implementing our executive compensation philosophy, policies and plans, (ii) establishing salaries, targets and performance goals for annual incentive awards, terms of equity awards and other forms of compensation for our Chief Executive Officer (“CEO”), each of our senior executives and our directors and (iii) administering our equity programs, including awards under our 2007 Equity Incentive Plan, as amended (the “2007 Equity Plan”). The Compensation Committee also reviews the results of the annual advisory stockholder vote on executive compensation and considers whether to recommend adjustments to the Company’s executive compensation policies and plans as a result of such votes. The Compensation Committee Chairman reports on Compensation Committee actions and recommendations at Board of Director meetings.

Independence. The Board of Directors has determined that each member of the Compensation Committee meets the independence requirements under the NYSE’s corporate governance listing standards, is an “outside director” pursuant to the criteria established by the Internal Revenue Service and meets the independence standards for Compensation Committee members established by the SEC.

Role of Compensation Consultants and Advisors. The Compensation Committee has the authority, pursuant to its charter, to engage the services of outside legal or other experts and advisors as it deems necessary and appropriate to assist the Compensation Committee in fulfilling its duties and responsibilities. The Compensation Committee has previously engaged, and may in the future engage, F.W. Cook & Co., Inc. (“FW Cook”), an independent management compensation consulting firm. The Compensation Committee did not engage the services of FW Cook or other outside experts during fiscal 2015. The Compensation Committee considered the work previously performed by FW Cook and determined that no conflicts of interest were raised and that FW Cook was independent from management.

Role of Management and Delegation of Authority. As more fully discussed under “Compensation Discussion and Analysis — Compensation Setting Process — Role of Management,” our CEO and our President provide the Compensation Committee with (1) evaluations of each named executive officer, including themselves, (2) recommendations regarding base salary levels for the upcoming year for each named executive officer, other than themselves, (3) an evaluation of the extent to which each named executive officer met his annual incentive plan target, and (4) recommendations regarding the aggregate value of the long-term incentive compensation that each named executive officer should receive. Our CEO and our President typically attend all regularly-scheduled Compensation Committee meetings to assist the Compensation Committee in its discussion and analysis of the various agenda items, and are generally excused from the meetings as appropriate, including for discussions regarding their own compensation.

Under the 2007 Equity Plan, the Compensation Committee has the authority to delegate all or a part of its duties with respect to awards under that Plan to management (excluding awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, awards made to individuals covered by Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and awards issued to any person delegated authority by the Compensation Committee). Under the Lennar Corporation 2012 Incentive Compensation Plan, the Compensation Committee has the authority to delegate all or a part of its duties with respect to bonuses under the plan to management (excluding bonuses intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code).

Nominating and Corporate Governance Committee

Number of Meetings in fiscal 2015: 4

Responsibilities. The NCG Committee is responsible for (i) soliciting, considering, recommending and nominating candidates to serve on the Board under criteria adopted by it from time to time; (ii) advising the Board with respect to Board and Committee composition; (iii) reviewing and recommending changes to our Corporate Governance Guidelines; (iv) overseeing periodic evaluations of the Board and the Committees; and (v) reviewing and reporting to the Board on a periodic basis with regard to matters of corporate governance. The NCG Committee Chairman reports on NCG Committee actions and recommendations at Board of Director meetings.

Independence. The Board of Directors has determined that each member of the NCG Committee meets the independence requirements under the NYSE’s corporate governance listing standards.

Consideration of Director Nominees. The NCG Committee considers possible candidates for nominees for directors suggested by management, and by stockholders and others if there were any. The NCG Committee would evaluate the suitability of any potential candidates recommended by stockholders in the same manner as other candidates recommended to the NCG Committee. The NCG Committee and the Board of Directors have determined that a director should have the following characteristics, as set forth in our Corporate Governance Guidelines:

•	Ability to comprehend the strategic goals of the Company and to help guide the Company towards the accomplishment of those goals;
•	A history of conducting his/her personal and professional affairs with the utmost integrity and observing the highest standards of values, character and ethics;
•	Time availability for in-person participation and to be present at annual meetings of stockholders;
•	Willingness to demand that the Company’s officers and associates insist upon honest and ethical conduct throughout the Company;
•	Knowledge of, and experience with regard to at least some of: (i) real estate properties, loans and securities, including any lending and financing activities related thereto; (ii) public company regulations imposed by the SEC and the NYSE, among others; (iii) portfolio and risk management; (iv) the major geographic locations within which the Company operates; (v) sound business practices and (vi) accounting and financial reporting; and
•	If applicable, ability to satisfy the criteria for independence established by the SEC and the NYSE, as they may be amended from time to time.

While our NCG Committee believes diversity as to race, gender and ethnicity is beneficial to the Board of Directors, and takes that into account in considering potential Board members, the NCG Committee does not have a formal policy regarding Board diversity.

The NCG Committee will consider candidates recommended by stockholders. If a stockholder wishes to recommend a potential nominee for director, the stockholder should submit a recommendation in writing containing the information set forth below to the NCG Committee at the address set forth on page 60 under “Communication with Lennar’s Board of Directors”:

•	The recommending stockholder’s name and contact information;
•	The candidate’s name and contact information;
•	A brief description of the candidate’s background and qualifications;
•	The reasons why the recommending stockholder believes the candidate would be well suited for the Board;
•	A written statement by the candidate that the candidate is willing and able to serve on the Board;

•	A written statement by the recommending stockholder that the candidate meets the criteria established by the Board; and
•	A brief description of the recommending stockholder’s ownership of our common stock and the period during which such shares have been held.

In making its determination whether to recommend that the Board of Directors nominate a candidate who has been recommended by a stockholder, the NCG Committee will consider, among other things, the appropriateness of adding another director to the Board and the candidate’s background and qualifications. The NCG Committee may conduct an independent investigation of the background and qualifications of a candidate recommended by a stockholder, and may request an interview with the candidate. The NCG Committee will not determine whether to recommend that the Board nominate a candidate until the NCG Committee completes what it believes to be a reasonable investigation, even if that causes its recommendation to be delayed until after it is too late for the candidate to be nominated for election at a particular meeting of stockholders. When the NCG Committee determines not to recommend that the Board nominate a candidate recommended by a stockholder, or the Board determines to nominate or not to nominate a candidate recommended by a stockholder, the NCG Committee will notify the recommending stockholder and the candidate of the determination.

Executive Committee

Pursuant to our By-Laws, our Board of Directors has established an Executive Committee which has the authority to act on behalf of the Board of Directors, except as that power is limited by the corporate laws of the State of Delaware, where our Company is incorporated, and as our Board of Directors has otherwise provided. The Executive Committee took action by unanimous written consent twice during fiscal 2015.

Corporate Governance Guidelines

Our Corporate Governance Guidelines describe our corporate governance practices and policies and provide a framework for our Board governance. The topics addressed in our Corporate Governance Guidelines include director qualifications, director responsibilities, management succession, director compensation and the annual performance evaluation of the Board. Our Corporate Governance Guidelines are available to view at our website, www.lennar.com, under the Investor Relations-Corporate Governance section.

Compensation Committee Interlocks and Insider Participation

None of the members who served on the Compensation Committee during the fiscal year ended November 30, 2015, was, or ever had been, an officer or employee of Lennar. There were no transactions during the 2015 fiscal year between us and any of the directors who served as members of the Compensation Committee for any part of the 2015 fiscal year that would require disclosure by Lennar under the SEC’s rules requiring disclosure of certain relationships and related-party transactions.

Code of Business Conduct and Ethics/Related Party Transaction Policy

Our Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all our directors, officers and employees. Its purpose is to promote our commitment to high standards for ethical business practices. The Code provides that it is our policy that our business be conducted with the highest level of integrity. It states that our reputation for integrity is one of our most valuable assets, and each director, officer and employee is expected to contribute to the care and preservation of that asset. Our Code addresses a number of issues, including conflicts of interest, corporate opportunities, fair dealing, confidential information and insider trading.

Pursuant to our Audit Committee Charter, all related person transactions as defined by SEC rules must be approved by our Audit Committee. Current SEC rules require disclosure of any transaction, arrangement or relationship in which (i) Lennar or its subsidiary is a participant, (ii) the amount involved exceeds $120,000, and (iii) any executive officer, director, director nominee, beneficial owner of more than 5% of Lennar’s common stock, or any immediate family member of any such persons has or will have a direct or indirect material interest. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests.

Certain Relationships and Related Transactions

Except as described below, since December 1, 2014, we have not had any relationships or transactions with any of our executive officers, directors, beneficial owners of more than 5% of our Class A common stock or Class B common stock or any immediate family member of such persons that are required to be described pursuant to Item 404(a) of SEC Regulation S-K.

In August 2005, Stuart Miller, our CEO, entered into a Time-Sharing Agreement with one of our subsidiaries, which provides that Mr. Miller can sub-lease an aircraft leased by that subsidiary for non-business or personal business purposes. Under that Agreement, Mr. Miller pays the subsidiary, out of a prepayment fund established in connection with the agreement, the aggregate incremental cost of each flight based on a list of expenses authorized by federal regulations. The subsidiary retains sole discretion to determine what flights may be scheduled by Mr. Miller, and under the Agreement the Company’s prior planned use of the aircraft takes precedence over Mr. Miller’s non-business or personal business use. In February 2015, Mr. Miller entered into a Time-Sharing Agreement that replaced the 2005 Agreement. The 2015 Agreement has substantially the same terms as the 2005 Agreement, but it allows Mr. Miller to sub-lease additional aircraft operated by the subsidiary for non-business or personal business purposes. Mr. Miller paid our subsidiary $309,000 under the agreements for his use of the aircraft during fiscal 2015 (the cost reimbursed by Mr. Miller was calculated in accordance with Federal Aviation Administration regulations).

In addition to reimbursing the Company for his personal use of the aircraft, in December 2008, Mr. Miller entered into an Amended and Restated Aircraft Dry Lease Agreement with us and one of our subsidiaries that, under Federal Aviation Administration rules, permits Mr. Miller, at his option, to pay on behalf of the Company the full cost of all use and ownership of the aircraft, including business use. This agreement was required because Federal Aviation Administration rules did not permit Mr. Miller to reimburse the Company for business use of the aircraft under his 2005 Aircraft Time-Sharing Agreement. Our independent directors approved the Amended and Restated Agreement. There were no reimbursements in fiscal 2015. In February 2015, Mr. Miller entered into an amendment to the Amended and Restated Aircraft Dry Lease Agreement which removed Mr. Miller as a party to it.

In January 2011, Rick Beckwitt, our President, entered into a Time-Sharing Agreement with one of our subsidiaries which provides that Mr. Beckwitt can sub-lease an aircraft leased by that subsidiary for non-business or personal business purposes. The terms of that Time-Sharing Agreement are essentially the same as those in the Time-Sharing Agreement between the subsidiary and Mr. Miller. In February 2015, Mr. Beckwitt entered into a Time-Sharing Agreement that replaced the 2011 Agreement. The 2015 Agreement has substantially the same terms as the 2011 Agreement, but it allows Mr. Beckwitt to sub-lease additional aircraft operated by the subsidiary for non-business or personal business purposes. Mr. Beckwitt paid our subsidiary $50,000 under the agreements for his use of the aircraft during fiscal 2015.

Occasionally, a spouse or other guest may accompany Mr. Miller or Mr. Beckwitt when they are using corporate aircraft for business travel. As there is no incremental cost to Lennar for the spouse or other guest accompanying the executive on a flight, no amount has been included in the Summary Compensation Table with respect to that usage. Because there are special tax rules regarding personal use of business aircraft, Mr. Miller or Mr. Beckwitt may be treated as receiving taxable income when a spouse or guest accompanies one of them on a business trip.

We lease charter aircraft from time to time for business-related travel for Jonathan M. Jaffe, our Chief Operating Officer (“COO”). We also permit leased aircraft to be available for personal use by Mr. Jaffe, for which he pays the Company, out of a prepayment fund established in connection with the arrangement, an amount equal to twice the cost of fuel for each flight. In fiscal 2015, Mr. Jaffe paid the Company $101,000 for his personal use of charter aircraft.

In June 2015, Jeffrey Miller, Mr. Miller’s brother, entered into an agreement with one of our subsidiaries which provides that Jeffrey Miller can sub-lease an aircraft leased by that subsidiary for personal purposes. The Company retains sole discretion to determine what flights may be scheduled, and the Company’s prior planned use of the aircraft takes precedence over Jeffrey Miller’s use. Jeffrey Miller pays for use of the aircraft based on a fee structure similar to that used by third party charter companies, and, for his use of the aircraft during fiscal 2015, he paid our subsidiary $131,000 under the agreement. The agreement was entered into to offset the cost of the aircraft when it is not being used by the Company.

Risk Management

Board Role in Management of Risk

Our Board is actively involved in the oversight and management of risks that could affect Lennar. Management, in consultation with the Board, identifies areas of risk that particularly affect us and assigns senior members of our management to report to the Board on each of those areas of risk on a rotating basis at the regularly scheduled quarterly Board meetings. The areas of risk reported to the Board change from time to time based on business conditions, advice of outside advisors, and review of risks identified by our competitors in their public filings. Currently, the risk areas reported on to our Board on a regular basis relate to joint ventures, housing inventory and land supply, construction costs, quality and warranty, financial services, associate retention and human resources, legal, natural disasters and information technology, taxation, Rialto’s business, our multifamily business, our commercial business, and our solar business.

Our Board of Directors also asks for and receives reports on other risks that affect the Company after review of business presentations made during regular Board reviews. In addition, one of the responsibilities of our Audit Committee is to discuss and review policies with respect to risk assessment and risk management, including guidelines and policies governing our risk assessment and risk management processes.

Compensation Related Risks

In early 2016, as part of our risk management process, we conducted a comprehensive review and evaluation of our compensation programs and policies. The assessment covered each material component of executive and non-executive employee compensation. In evaluating our compensation components, we identified the following risk-limiting characteristics:

•	All material transactions, including land acquisitions, debt incurrences and joint venture relationships that may impact compensation, are reviewed by at least one member of our Board of Directors.
•	The payment of cash bonuses to our senior executives and other members of our senior management are based upon achievement of performance goals. While a potentially substantial amount of the compensation of our CEO, our President and our COO is tied to short-term Company performance, it is balanced by the compensation of our Chief Financial Officer (“CFO”) and our General Counsel, whose bonus targets are based on, among other factors, the performance of the Company in its adherence to corporate governance, policies and procedures and the results of an annual internal audit evaluation.
•	While incentive compensation for our senior management in our Rialto segment consists of a percentage of the segment’s annual profits, all significant investment decisions regarding the Rialto segment or assets it manages must be approved by our senior corporate management.

•	A high percentage of our overall pay mix to senior management and key employees is equity based, which incentivizes efforts to generate long-term appreciation of stockholder value.
•	Equity awards to our executive officers vest over a three-year period, which mitigates against taking short-term risks.
•	Our Stock Ownership Guidelines require executive officers to hold any vested restricted stock until the aggregate amount of their stock ownership exceeds a multiple of their annual base salary.

Director Compensation

General. The Board maintains a compensation program for the non-employee directors of the Board. Our current Board compensation program, and the program under which the Board was compensated in fiscal 2015, is comprised of the following types and levels of compensation:

Annual Equity Grant. At the time of each annual meeting, each non-employee director receives a grant of 2,000 shares of our Class A common stock. Directors are permitted to sell 50% of that stock at any time but are required to hold the remaining 50% of the stock until the second anniversary of the grant date. In addition, each non-employee director receives options to purchase 2,500 shares of our Class A common stock at an exercise price equal to the fair value of our Class A common stock on that date. These options become exercisable six months after the grant date and expire on the third anniversary of the grant. Pursuant to this program, on April 8, 2015, each non-employee director at that time was granted 2,000 shares of Class A common stock, 50% of which may not be transferred until the second anniversary of the date of grant. In addition, each non-employee director at that time was granted stock options to purchase 2,500 shares of Class A common stock with an exercise price of $51.26 per share, the closing price of the Class A common stock on April 8, 2015, and which are exercisable six months after the grant date and expire on the third anniversary of the grant.

Retainer and Committee Fees Paid in Cash. Each non-employee director is entitled to receive an annual retainer of $90,000, payable on a quarterly basis, 50% in cash and 50% in shares of our Class A common stock. Those who serve on our Audit Committee are paid an additional retainer of $25,000 (or $30,000 for the committee Chairman); those who serve on our Compensation Committee are paid an additional retainer of $15,000 (or $20,000 for the committee Chairman); and those who serve on our NCG Committee are paid an additional retainer of $10,000 (or $15,000 for the committee Chairman). Committee retainers are paid quarterly in cash. Non-employee directors are also reimbursed for incidental expenses associated with each Board of Directors and/or committee meeting. Our Lead Director receives an additional $75,000 per year for his services in that capacity, paid quarterly in cash. Directors who are employees do not receive any additional compensation for their services as a director.

Compensation Deferral. A director may elect to defer payment of both the cash and stock portion of the annual and committee retainers until the year of the member’s separation from service as a director or the member’s death. If a director makes this election, a number of phantom shares of Class A common stock with a value equal to the amount of the deferred retainers is credited to the director’s deferred compensation account each quarter. Amounts equal to the dividends that would have been paid if the phantom shares had actually been outstanding are also credited to the directors’ accounts and treated as though they were used to purchase additional shares of Class A common stock. Upon termination of a director’s deferred compensation account, the director will receive cash equal to the value of the number of phantom shares of Class A common stock or Class B common stock credited to the director’s account. The value of the phantom shares of Class A common stock and Class B common stock is determined by multiplying the phantom shares by the closing price of the applicable common stock on either the date of the director’s death or the date during the year of the director’s separation from service that the director sends a notice to the Company requesting the settlement of such director’s phantom share account.

For fiscal 2015, each of Messrs. Gilliam, Hudson, Lapidus, Olivera and Sonnenfeld, and Ms. McClure had elected to defer payment of both the cash and stock portions of their fees. During fiscal 2014, Mr. Gerard elected to terminate his participation in the deferred compensation program, which termination was effective during the third quarter of fiscal 2015. As a result, Mr. Gerard only participated in the deferred compensation program for the first two quarters of fiscal 2015.

Mr. Landon participated in the deferred compensation program until his death in March 2015, at which time his estate received a cash payment based on the amount of phantom shares that had been credited to his account, as discussed further below. Mr. Landon had planned to retire from the Board in April 2015, and had served as a member of the Board since 1999. The table below sets forth the aggregate number of phantom shares of Class A common stock and Class B common stock held by each director in their respective deferred compensation accounts at November 30, 2015:

	Aggregate Number of Shares of Phantom Stock Held in Deferred Compensation Account at November 30, 2015
Name	Class A	Class B
Irving Bolotin	-	-
Steven L. Gerard	47,225	388
Tig Gilliam	17,138	-
Sherrill W. Hudson	37,997	-
Sidney Lapidus	32,913	-
Teri P. McClure	5,031	-
Armando Olivera	2,194	-
Jeffrey Sonnenfeld	33,033	-

On March 24, 2015, the date of Mr. Landon’s death, he had 51,866 phantom shares of Class A common stock and 698 phantom shares of Class B common stock in his deferred compensation account. On that date, the closing price of the Company’s Class A common stock and Class B common stock was $50.44 and $40.43, respectively. As a result, the Company paid $2,644,341 to settle Mr. Landon’s deferred compensation account.

The following table sets forth information regarding the compensation of our non-employee directors for fiscal 2015. Mr. Miller, our CEO, is omitted from the table as he does not receive any additional compensation for his services as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Irving Bolotin	80,000	147,469	16,000	51	243,520
Steven L. Gerard	90,000	147,484	16,000	7,151	260,635
Tig Gilliam	95,000	147,520	16,000	2,427	260,947
Sherrill W. Hudson	90,000	147,520	16,000	5,625	259,145
R. Kirk Landon(5)	42,500	22,500	-	1,930	66,930
Sidney Lapidus	120,000	147,520	16,000	4,816	288,336
Teri P. McClure	70,000	147,520	16,000	573	234,093
Armando Olivera	63,750	168,809	19,255	126	251,940
Jeffrey Sonnenfeld	60,000	147,520	16,000	4,870	228,390

(1)

Each of Messrs. Gilliam, Hudson, Landon, Lapidus, Olivera and Sonnenfeld, and Ms. McClure decided to defer 100% of both the cash and stock portion of their annual and committee retainers. Pursuant to the terms of our Outside Directors Compensation Program, these amounts were credited in the form of phantom shares of Class A common stock to such director’s deferred compensation account. Mr. Gerard elected to terminate his participation in the deferred compensation program, which termination became effective during the third quarter of fiscal 2015. The table below sets forth the cash and stock portion of the deferred fees and the phantom shares credited to each participating directors’ account for fiscal 2015.

Name	Deferred Cash Fees ($)	Deferred Stock Awards ($)	Phantom Shares Credited to Account
Steven L. Gerard	45,000	22,500	1,396
Tig Gilliam	95,000	45,000	2,819
Sherrill W. Hudson	90,000	45,000	2,718
R. Kirk Landon	42,500	22,500	1,292
Sidney Lapidus	120,000	45,000	3,322
Teri McClure	70,000	45,000	2,315
Armando Olivera	63,750	45,000	2,191
Jeffrey Sonnenfeld	60,000	45,000	2,115

(2)	Amount reflects (i) 50% of the annual retainer fee, or $45,000, payable in shares of Class A common stock and (ii) the fair market value of 2,000 shares of Class A common stock granted as part of the annual equity grant. The annual equity grant award was made on April 8, 2015 to each of Messrs. Bolotin, Gerard, Gilliam, Hudson, Lapidus, Olivera and Sonnenfeld, and Ms. McClure and had a grant date fair value of $51.26 per share. These shares were fully vested upon issuance, but 50% of the shares are subject to a two-year minimum holding period from the date of issuance. As set forth above, each of Messrs. Gerard (for the first two quarters of fiscal 2015), Gilliam, Hudson, Landon (for the period served), Lapidus, Olivera and Sonnenfeld, and Ms. McClure deferred receipt of the stock portion of his or her 2015 annual retainer fee. Mr. Olivera received a grant when he joined the Board on January 13, 2015 of 460 shares of Class A common stock with a grant date fair value of $46.28 per share. These shares were fully vested upon issuance, but 50% of the shares are subject to a two-year minimum holding period from the date of issuance.

(3)	Grants of stock options to purchase 2,500 shares of our Class A common stock for $51.26 per share were made to each non-employee director on April 8, 2015. The grant date fair value of these stock options was $6.40 computed in accordance with FASB ASC Topic 718. In addition, Mr. Olivera received an option to purchase 575 shares of our Class A common stock for $46.28 per share on January 13, 2015. The grant date fair value of these stock options was $5.66 computed in accordance with FASB ASC Topic 718. The table below sets forth the aggregate number of unexercised stock options for Class A common stock held at November 30, 2015 by each of our non-employee directors.

Name	Aggregate Number of Unexercised Stock Options Held at November 30, 2015
Irving Bolotin	7,500
Steven L. Gerard	7,500
Tig Gilliam	7,500
Sherrill W. Hudson	7,500
R. Kirk Landon	-
Sidney Lapidus	7,500
Teri P. McClure	7,500
Armando Olivera	3,075
Jeffrey Sonnenfeld	7,500

(4)	With respect to Mr. Bolotin and Mr. Gerard (for the second two quarters of fiscal 2015), the amount reflects cash in lieu of fractional shares relating to quarterly Board and committee fees paid in stock. For all other directors, and Mr. Gerard with respect to the first two quarters of fiscal 2015, the amounts reflect dividends payable on phantom shares held in the director’s deferred compensation account. These deferred dividends are credited to the director’s deferred compensation account in the form of additional phantom shares, calculated at the fair market value of a share of our Class A common stock on the dividend record dates. The table below sets forth the phantom shares credited to each participating directors’ account from deferred dividends for fiscal 2015.

Name	Dividends Deferred ($)	Phantom Shares Credited to Account from Deferred Dividends
Steven L. Gerard	7,115	143
Tig Gilliam	2,427	49
Sherrill W. Hudson	5,625	113
R. Kirk Landon	1,930	42
Sidney Lapidus	4,816	97
Teri McClure	573	11
Armando Olivera	126	3
Jeffrey Sonnenfeld	4,870	98

(5)	Mr. Landon received a prorated amount of deferred compensation for his period of service as a director during the year.

III.	COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our compensation philosophy, policies and plans and their objectives, our compensation-setting process, and the 2015 compensation of our named executive officers, or NEOs. In addition, we explain why we believe that our executive compensation plan is in the best interests of you, our stockholders.

For fiscal 2015, our named executive officers were:

Stuart A. Miller	Chief Executive Officer
Rick Beckwitt	President
Jonathan M. Jaffe	Vice President and Chief Operating Officer
Bruce Gross	Vice President and Chief Financial Officer
Mark Sustana	Secretary and General Counsel

As discussed in Proposal 3 on page 42, we are conducting a Say on Pay vote that requests your approval, on an advisory basis, of the compensation of our named executive officers as described in this section and in the tables and accompanying narrative contained in the discussion captioned “Executive Compensation.” In connection with that vote, you should review our compensation philosophies, the design of our executive compensation programs and how, we believe, these programs have contributed to the strong financial performance that Lennar has provided to stockholders.

Executive Summary

We Tie Our Executives’ Compensation to Performance. We believe that one of the best methods for aligning the interests of our senior executives with those of our stockholders is to tie a significant portion of their compensation to our financial and operational performance. With respect to our three named executive officers whose responsibilities are to grow our business, our CEO, our President and our COO, this translates into:

•	Approximately 94% of our CEO’s, 95% of our President’s, and 95% of our COO’s, total direct compensation (base salary, annual cash incentive awards, and equity-based incentive awards) for fiscal 2015 was variable and tied directly to the financial performance of the Company;
•	Annual incentive awards of our CEO, our President and our COO are a percentage of pretax income—the metric that we believe most directly translates into stockholder value; and
•	Equity awards are earned only if the Company accomplishes financial and operational metrics which we believe contribute to long-term growth and, upon being earned, the awards vest in three equal annual installments.

With respect to our other two named executive officers, our CFO and our General Counsel, whose principal responsibilities are the establishment and maintenance of strong corporate controls and regulatory compliance, we base their bonus targets on their individual performance, the performance of the Company in its adherence to corporate governance, policies and procedures, the results of an annual internal audit evaluation and, in the case of our CFO, the pretax income of our Lennar Financial Services segment which he oversees. The bonus each executive is awarded is based on the extent to which the executive achieves his target and the Company’s financial performance, measured by our pretax income. Equity awards are service-based and vest over three years. As a result, 87% of our CFO’s total direct compensation and 78% of our General Counsel’s total direct compensation for 2015 was performance or equity based.

We Maintain Strong Executive Compensation Policies. We maintain strong executive compensation policies to further align our executives’ interests with those of our stockholders. Specifically, we have:

•	Stock ownership guidelines. We have a minimum stock ownership requirement for all of our executive officers. All of the NEO’s significantly exceed their minimum stock ownership requirements.
•	No employment agreements. We do not have employment agreements, severance agreements, or change of control agreements with any of our executive officers and all equity grants are subject to a double trigger requirement to accelerate vesting in connection with a change of control.

2015 Compensation Reflects Exceptional 2015 Company Performance. During fiscal 2015, we achieved exceptional financial and operational performance, including:

•	Net earnings of $802.9 million – up 26%
•	Revenues of $9.5 billion – up 22%
•	Deliveries of 24,292 homes – up 16%
•	New orders of 25,106 homes – up 14%

Revenues from home sales increased 22% in the year ended November 30, 2015 to $8.3 billion from the prior fiscal year and gross margins on home sales were $2.0 billion or 24% in the year ended November 30, 2015. During fiscal 2015, we also had strong performances from our other business segments. Our Lennar Financial Services segment had operating earnings of $127.8 million. Rialto generated $28.8 million of operating earnings attributable to Lennar and completed the first closing in its third real estate investment fund with over $510 million in commitments from investors. Our Multifamily rental business continued to grow during fiscal 2015, and completed the first closing of a venture for the development, construction and property management of class-A multifamily assets. The venture has approximately $1.1 billion of equity commitments, including a $504 million co-investment commitment by Lennar. Finally, our FivePoint Communities, a consolidated joint venture, is managing the entitlement and development of some of what we believe are the most desirable real estate assets in California. During 2015, we entered into an agreement to combine three of FivePoint’s master planned mixed-used developments in California under a single holding company together with the existing FivePoint Communities management company when and if the holding company completes an initial public offering.

Compensation Setting Process

We designed our executive compensation to:

•	attract, motivate and retain highly qualified and experienced executives;
•	recognize valuable individual performance and motivate executives to maximize the Company’s short-term and long-term performance;
•	maintain flexibility to ensure that awards are competitive within our peer group of homebuilders and Fortune 500 companies;
•	align the interests of our executives with those of our stockholders; and
•	promote adherence to corporate governance, and company policies and values.

Role of the Compensation Committee

Our Compensation Committee annually evaluates and approves the compensation for our CEO and our most senior executive officers, including all the named executive officers. Its determinations regarding the compensation of our senior executive officers take into account information about compensation being paid by other homebuilders or companies engaged in other activities of the type in which we are engaged, as well as recommendations by our CEO (except regarding himself) and other members of our senior management, and any other factors the Compensation Committee believes to be applicable.

Role of the Independent Compensation Consultant

The Compensation Committee has the authority to engage compensation consultants. In previous years, the Compensation Committee engaged F.W. Cook & Co., Inc., an independent management compensation consulting firm. However, neither the Compensation Committee nor management engaged the services of outside experts during fiscal 2015 for the purpose of providing advice on executive and director compensation.

Role of Management

Our CEO and our President provide written background and supporting materials for review at Compensation Committee meetings, attend Compensation Committee meetings at the Committee’s request, and provide information regarding, and make recommendations about, designs for and, if warranted, changes to our executive compensation programs. Our CEO and our President provide reviews of each executive officer’s performance and recommend compensation actions for executive officers other than themselves.

Use of Compensation Survey Data

We use compensation data regarding what we view as our peer group of publicly-traded homebuilding companies to analyze compensation decisions in light of current market rates and practices, and to help ensure that our compensation decisions are reasonable in comparison to the compensation paid by our peer group and in view of the value of particular executives to Lennar. In connection with setting fiscal 2015 compensation, the Compensation Committee reviewed summaries of information disclosed in public filings by the following publicly traded homebuilders that the Compensation Committee views as our peer group (“Peer Group”), based on revenue and home closings:

Beazer Homes USA, Inc.	Meritage Homes Corp.
D.R. Horton, Inc.	NVR, Inc.
Hovnanian Enterprises	Pulte Homes, Inc.
KB Home	Standard Pacific Corp.*
Toll Brothers, Inc.	M.D.C. Holdings, Inc.
The Ryland Group, Inc. *

*	In October 2015, these companies completed their merger and the surviving company was named CalAtlantic Group, Inc.

In addition, the Compensation Committee reviewed information about compensation levels generally paid by Fortune 500 companies. The Compensation Committee does not design our executive compensation programs to fit within a specific percentile of the executive compensation programs of the Peer Group companies, the Fortune 500 companies or any other peer group or survey. Rather, the Compensation Committee compares numerous elements of executive compensation, including base salaries, annual incentive compensation and long-term cash and equity based incentives to assist in determining whether proposed compensation programs are competitive, and then uses its experience and judgment to make final compensation decisions.

Consideration of Stockholder Advisory Vote

As part of its compensation setting process, the Compensation Committee also considers the results of the prior-year’s stockholder advisory vote on our executive compensation to provide useful feedback. As part of its 2015 compensation setting process, the Compensation Committee reviewed the results of the 2015 stockholder advisory vote, including the fact that approximately 92% of the votes cast were voted in favor of our executive compensation. The Compensation Committee intends to annually review the results of the advisory vote and will be cognizant of this feedback as it completes its annual review of the compensation packages for our named executive officers.

Compensation Plans

Our 2007 Equity Plan provides for the issuance of stock-based awards, such as options and restricted stock, to officers, directors, or associates of the Company and its subsidiaries, or individuals who provide significant services to the Company or its subsidiaries. The aggregate number of shares of Class A common stock or Class B common stock that may be subject to awards granted under the 2007 Equity Plan is 25 million shares. The 2007 Equity Plan will expire in January 2017. We are proposing, subject to stockholder approval, to replace it with the 2016 Equity Incentive Plan. Please see Proposal 4 for more information about the 2016 Equity Incentive Plan. Our 2012 Incentive Compensation Plan enables the Compensation Committee to establish performance goals for officers and other associates of the Company and its subsidiaries to determine bonuses which will be awarded on the basis of such performance goals. We are proposing, subject to stockholder approval, to replace it with the 2016 Incentive Compensation Plan. Please see Proposal 5 for more information about the 2016 Incentive Compensation Plan.

Executive Compensation Components and 2015 Compensation Decisions

Our executive officers do not have employment agreements. This gives the Compensation Committee flexibility to change the components of our executive compensation program in order to remain competitive in the market and address economic conditions. Our executive compensation program currently has three components of total direct compensation: (1) base salary, (2) annual cash incentive awards, and (3) equity-based incentive awards.

Element	Description	Primary Objectives

Base Salary	Fixed cash payment	To attract and retain executives by offering salaries that are competitive with market opportunities and that recognize each executive’s position, role, responsibility and experience.

Annual Cash Incentive Award	Variable performance-based cash payment	To motivate and reward the achievement of annual financial performance.

Equity-Based Incentive Award	Performance-based restricted stock, with respect to our CEO, our President and our COO. Service-based restricted stock, with respect to our CFO and our General Counsel	To align executives’ interests with the interests of stockholders, motivate executives to maximize our long-term, as well as our short-term, performance and promote employee retention.

We do not have a formal policy relating to the allocation of total compensation among the various components. However, our Compensation Committee believes executives with more influence over our operating and financial performance should have a greater portion of their compensation dependent upon the achievement of the performance objectives. The Compensation Committee believes that those executives who are responsible for growth should have the largest portion of their compensation from (i) annual cash incentive awards that are directly based on our financial performance, without a cap to motivate annual profitability and (ii) equity-based awards whose value is based on the long-term appreciation of our stock price. By comparison, those named executive officers whose responsibilities are the establishment and maintenance of strong corporate controls and regulatory compliance should have a larger percentage of their direct compensation from their base salary and from annual incentive awards based on, among other factors, the performance of the Company in its adherence to corporate governance, policies and procedures and the results of an internal audit evaluation to avoid undue risk taking.

Base Salaries

Why we pay base salaries. The Compensation Committee believes that payment of competitive base salaries is an important element in attracting, retaining and motivating our executives. In addition, the Compensation Committee believes that having a certain level of fixed compensation allows our executives to dedicate their full time business attention to our Company.

How base salaries are determined. When the Compensation Committee sets the base salaries for the NEOs, it considers a number of factors, including:

•	level of experience and responsibility;
•	ability to contribute to meeting annual operating objectives;
•	level of pay required to retain the executive’s services in light of market conditions;
•	average base salary of comparable executives in our Peer Group; and
•	market changes and the economic and business conditions affecting Lennar at the time of the evaluation.

When setting base salaries, the Compensation Committee does not assign a specific weight to any individual factor, or apply any specific formula as to how base salary should compare to that of similar employees of our Peer Group.

Except for the base salaries of our President and our General Counsel, the base salaries of our NEO’s have remained unchanged since 2007. The base salary of our CEO has remained unchanged since 2003.

2015 Base Salary Decisions. We increased the base salary of Mr. Sustana by 12.5% to bring his base salary more in line with comparable market compensation. We did not increase the base salaries of our other NEO’s in fiscal 2015.

Annual Cash Incentive Compensation

Why we pay annual cash incentive compensation. The Compensation Committee believes that annual cash incentive compensation encourages executive officers to focus on the Company’s annual profitability. Our annual cash incentive awards are made under our 2012 Incentive Compensation Plan.

How Annual Incentive Compensation is determined.

CEO, President and COO. The cash bonus for our CEO, our President and our COO is based on a percentage of our pretax income, which is net earnings attributable to Lennar plus/minus income tax expense/

benefit (“Pretax Income”). Pretax Income takes into account and adjusts for goodwill charges, losses or expenses on early retirement of debt and impairment charges. The cash bonus for our CEO, our President and our COO is not capped. We believe that our executives’ pay should be linked to the performance of Lennar and that linking the annual cash bonus to Pretax Income achieves this goal. As a result, there have been years, such as fiscal 2008 and 2009 during the economic downturn, when these executives did not receive a cash bonus, and other years, such as more recent years when Lennar has returned to profitability, when the executives have received significant cash bonuses.

In June 2014, our Compensation Committee reviewed an analysis of the compensation Lennar paid to its senior executives compared with that paid by 11 other publicly traded homebuilding companies. This included an analysis of the fiscal year 2013 compensation paid to our Chief Executive Officer with that paid in fiscal 2013 to the chief executive officers of each of the 11 other homebuilding companies and with the fiscal 2013 compensation of the chief executive officers of the companies in the Fortune 500. It also included an analysis of the fiscal 2013 compensation paid to our President and to our Chief Operating Officer compared with the compensation paid in fiscal 2013 to the persons in comparable positions by three of the homebuilding companies and the compensation paid in fiscal 2013 to the presidents of the companies in the Fortune 500. In January 2015, the Compensation Committee reviewed a comparison of the fiscal 2014 compensation of our Chief Executive Officer, our President and our Chief Operating Officer, which included cash incentive bonuses equal to 1.25%, 1.15% and 1.15%, respectively, of Lennar’s fiscal 2014 pretax income, with that of the persons in similar positions at the publicly traded homebuilding company that is most nearly comparable in size with Lennar and companies in the Fortune 500. Based in part on its review of those analyses, and in part on the results Lennar had achieved during fiscal 2014 and expected to achieve during fiscal 2015, the Compensation Committee decided that the compensation of our Chief Executive Officer, our President and our Chief Operating Officer for fiscal 2014 had been appropriate and determined to apply a formula which included cash incentive bonuses equal to 1.25%, 1.15% and 1.15%, respectively, of Lennar’s fiscal 2015 pretax income, in determining their compensation for fiscal 2015.

CFO and General Counsel. Mr. Gross and Mr. Sustana each had the opportunity to earn a target award of 100% of base salary based on the performance criteria set forth in the table below, and to receive an additional cash bonus of up to 50% of the target award based on our achievement of between 100% and 115% of our forecasted Pretax Income of $1.1 billion for fiscal 2015 (“Business Plan”). For example, if we achieved 107.5% of our Business Plan, the additional cash bonus would be 25% of the target award that was earned, resulting in a total cash bonus of 125% of the executive’s base salary.

The formula for determining each of Mr. Gross’ and Mr. Sustana’s target award based on performance is set forth in the table below:

Performance Criteria	Portion of 100% Target Award	Performance Levels/Target Bonus Opportunity
		Threshold	% of Target
Individual performance (1)	Up to 60%	Good Very Good Excellent	20% 40% 60%
Corporate Governance, Company Policy and Procedure Adherence, and Internal Audit Evaluation (2)	Up to 40%	Good Very Good Excellent	10% 25% 40%
Target Award	100%

(1)	Individual performance is based on an annual performance appraisal review.
(2)	Determined by the Nominating and Corporate Governance Committee.

In addition, Mr. Gross, who oversees our Lennar Financial Services segment, had the opportunity to earn 1.00% of our Lennar Financial Services pretax income, which is the operating earnings of our Lennar Financial Services segment (“LFS Pretax Income”).

2015 Annual Incentive Compensation Decisions.

CEO, President and COO. Based on our Pretax Income of $1.2 billion, Messrs. Miller, Beckwitt and Jaffe were entitled to cash bonus payments of $15,369,714, $14,140,137 and $14,140,137, respectively. However, upon the recommendation of Messrs. Miller, Beckwitt and Jaffe, and in order to keep their total compensation (base salary, cash bonus and equity grant) the same as their fiscal 2014 compensation, the Compensation Committee used its discretion to reduce Messrs. Miller, Beckwitt and Jaffe’s cash bonus payments to $11,805,133, $10,922,090 and $11,187,215, respectively.

CFO and General Counsel. Based on a review of the target award performance criteria, the Compensation Committee determined that Mr. Gross and Mr. Sustana were entitled to the maximum percentages of their respective target awards.

With respect to Mr. Gross, in determining the score earned for individual performance, the following were highlighted: overall contribution to strong financial and accounting controls and to the Company’s solid performance during fiscal 2015. In determining the score earned for Corporate Governance, Company Policy and Procedure Adherence, and Internal Audit Evaluation the following were highlighted: overall contribution to strong internal control environment resulting in positive internal audit results, leadership in response to governance challenges during the year and overall contribution to continuing development of corporate governance programs and policies. No specific weight was given to any particular factor in the evaluations and no one factor was material. For fiscal 2015, we achieved 112.8% of our Business Plan. As a result, Mr. Gross was entitled to a cash bonus of 142.8% of his base salary, or $928,200. Based on our LFS Pretax Income of $127.8 million, Mr. Gross was entitled to $1,277,952 for that portion of the award. Accordingly, Mr. Gross received a cash bonus payment of $2,206,152 under the incentive program.

With respect to Mr. Sustana, in determining the score earned for individual performance, the following were highlighted: successful resolution of litigation matters, including precedent setting litigation victories in appellate courts, strong level of support provided to business units, overall contribution to the Company’s solid performance during fiscal 2015 and successful recovery of insurance claims. In determining the score earned for Corporate Governance, Company Policy and Procedure Adherence, and Internal Audit Evaluation the following were highlighted: overall contribution to control environment resulting in positive internal audit results, leadership in response to legal and governance challenges during the year and overall contribution to continuing development of corporate governance programs and policies. No specific weight was given to any particular factor in the evaluations and no one factor was material. For fiscal 2015, we achieved 112.8% of our Business Plan. As a result, Mr. Sustana was entitled to a cash bonus of 142.8% of his base salary, or $642,600 under the incentive program. In recognition of results achieved with respect to the Company’s litigation and the management of lobbying efforts, the Compensation Committee also granted a cash award of $32,400 to Mr. Sustana for such efforts. This cash award is separate from the 2015 target bonus incentive program.

Equity-Based Compensation

Why we pay equity-based compensation. The Compensation Committee’s philosophy is that a significant component of a senior executive’s compensation should be long-term incentive compensation in the form of restricted stock so as to align the financial interests of our senior executives with those of our stockholders. Since 2009, we have provided long-term equity incentive awards solely in the form of restricted stock, both performance-based and service-based. The Compensation Committee believes that giving equity incentives to our senior executives in the form of restricted stock also:

•	motivates our senior management to maximize our long term, as well as our short term, performance;
•	helps us attract and motivate highly qualified and experienced executives; and
•	helps retain key personnel as a result of deferred vesting.

How equity-based compensation is determined. Annually, the Compensation Committee evaluates the appropriate form of equity-based compensation that Lennar will grant as part of its long term incentive compensation and approves the dollar value of long-term equity awards that will be granted to each NEO.

During 2015, our Compensation Committee reviewed the effect that our restricted stock grant program had on our retention of our senior executives. The Committee decided that the program had provided, and continued to provide, a strong retention incentive for senior management and that, because of the “stacking” effect, a program of annual grants that vests in three annual installments provides better employee retention benefits than a grant that vests upon the grant date. The Compensation Committee also believes that restricted stock awards provide a strong retention incentive for other key associates. In 2015, the Compensation Committee decided that we should continue making grants of restricted stock to a wider group of key associates, and, with the approval of the Compensation Committee, in June 2015, the Company awarded grants of restricted stock to senior management, our Division Presidents, our key Regional managers and other key associates (226 persons). One-third of the restricted stock awarded to an associate in June 2015 will vest on each of July 2, 2016, July 2, 2017, and July 2, 2018 and unvested shares will, under most circumstances, be forfeited if the associate terminates his or her employment with us.

The number of shares of restricted stock to be awarded to members of our senior management was based upon recommendations by our CEO, our President and other members of our senior management, followed by a review by our Compensation Committee of the total compensation our senior management had received over the last five years, a comparison of their 2014 compensation with that of similarly positioned executives at the Peer Companies, a review of total potential compensation for fiscal 2015, as well as consideration of each executive’s responsibilities and expected contributions to our company. When considering the number of shares to award, the Compensation Committee did not assign a specific weight to any individual factor, or consider any policy as to how the compensation should compare to that of employees performing similar functions for our Peer Group.

2015 Equity Based Compensation Decisions. In June 2015, the Compensation Committee approved the following awards of restricted Class A common stock for our NEOs under the 2007 Equity Incentive Plan:

Officer	Restricted Stock Value ($)	Restricted Stock (#)
Stuart A. Miller	5,096,000	104,000
Rick Beckwitt	4,263,000	87,000
Jonathan M. Jaffe	2,425,500	49,500
Bruce Gross	1,960,000	40,000
Mark Sustana	931,000	19,000

CEO, President and COO. The equity awards granted to Messrs. Miller, Beckwitt and Jaffe in June 2015 were performance shares which would be earned if Lennar achieved at least three of the five performance goals set forth below. The shares of restricted stock would then vest in equal installments on each of July 2, 2016, July 2, 2017 and July 2, 2018. The Compensation Committee awarded performance shares to these executive officers because the Committee believes that their responsibility for growing our business translates into earning equity awards only if the Company achieves financial and operational metrics which reflect growth.

The Compensation Committee set the 2015 corporate financial and operational performance goals higher than our 2014 results, except for gross margin and homebuilding debt-to-capital ratio. In January 2016, the Compensation Committee determined that each of the five performance goals had been achieved.

Performance Measure	November 30, 2014 Results	November 30, 2015 Performance Goals	November 30, 2015 Results	Performance Goals Achieved
Revenues for the nine months ended	$6.42 billion	$7.30 billion	$7.83 billion	Yes
Homes Deliveries for the nine months ended	17,394	18,725	19,990	Yes
Gross Margin for the nine months ended	25.4%	23.25%	24.2%	Yes
Active Community Count as of	625	650	665	Yes
Homebuilding Debt-to Capital Ratio as of	49.1%	Less than 52.0%	47.1%	Yes

CFO and General Counsel. The equity awards granted to Mr. Gross and Mr. Sustana in June 2015 were service-based restricted stock, which will vest in equal installments on each of July 2, 2016, July 2, 2017 and July 2, 2018. The Compensation Committee awarded service-based restricted stock to these executive officers because the Committee believes that their responsibility for the establishment and maintenance of strong corporate controls and regulatory compliance translates into the stability of service based vesting.

Other Benefits

Our NEOs are eligible to receive a 50% match on their 401(k) contributions up to $7,950 for both 2015 and 2016, and participate in our active employee flexible benefits plans, which benefits are generally available to all full-time associates. Under the flexible benefits plans, all associates are entitled to medical, vision, dental, life insurance and long-term disability coverage. We also provide certain of our executive officers with a car allowance which varies based on level, term life insurance and long-term disability insurance. The Compensation Committee believes that Lennar’s commitment to provide these employee benefits recognizes that the health and well-being of its associates contributes directly to a productive and successful work life that enhances results for Lennar and its stockholders.

Change of Control Benefits

Our equity plan provides for accelerated vesting of outstanding equity awards if there is a combination of a change of control together with certain employment termination events (i.e., a “double trigger”). A summary of potential payments relating to a change of control can be found under the heading “Potential Payments Upon Termination or Change-in-Control” on page 36.

Other Compensation Practices

Executive and Director Stock Ownership Guidelines.  Our Board has adopted Stock Ownership Guidelines establishing minimum equity ownership requirements for our executive officers and each member of our Board. The purposes of the guidelines are to align the interests of those executives and directors with the interests of stockholders and further promote our commitment to sound corporate governance. Under those guidelines, a person is expected to own, by a date not later than five years after the person is elected as a director or is appointed to his or her position as an executive officer, shares of our common stock with a value on that date equal to the following multiple of the person’s annual directors fee or annual base salary:

Position	Base Salary/Fee Multiple Requirement
Director	5x
Chief Executive Officer	6x
President	5x
Chief Operating Officer	5x
Chief Financial Officer	3x
Treasurer	2x
General Counsel/ Secretary	2x
Controller	2x

Until the required stock ownership level is achieved, a person is required to retain at least 50% of the restricted shares that become vested and the shares the person acquires through exercise of stock options, other than shares sold to enable the person to pay taxes resulting from the vesting or exercise. If the required level is not achieved within five years after a person is elected as a Director or appointed to his or her position as an executive officer, until the required level is achieved, the person will be required to retain 100% of the restricted shares that become vested and the shares the person acquires through exercise of stock options, other than shares sold to enable the person to pay taxes resulting from the vesting or exercise.

As of January 31, 2016, all of our named executive officers and directors were in compliance with our Stock Ownership Guidelines. As indicated in the table below, our named executive officers had stock ownership levels well above their respective ownership requirements.

NEO	Base Salary/Fee Multiple Requirement	Actual Base Salary Fee Multiple as of January 31, 2016(1)
Stuart A. Miller	6x	903x
Rick Beckwitt	5x	54x
Jonathan M. Jaffe	5x	32x
Bruce Gross	3x	41x
Mark Sustana	2x	14x

(1)	Stock ownership includes Class A common stock and Class B common stock beneficially owned by the officer. The fair market value of Lennar equity holdings for each participant is based on the average of the stock prices on the last day of each month for the trailing twelve months.

Prohibition on Hedging. Executive officers and directors are not permitted to enter into hedging arrangements with respect to shares of the Company’s Class A common stock or Class B common stock.

Non-Solicitation Agreement. In connection with receiving the annual cash bonus, each of our NEO’s signs an agreement that for 12 months following termination of his employment with Lennar, he will not offer employment to any of our associates or anybody who had been an associate during the preceding 3 months, and will not encourage any of our associates to terminate his or her employment with us.

Compliance with Internal Revenue Code Section 162(m). When reviewing and setting compensation awards for our executives, one of the things we consider is the potential effect of Section 162(m) of the Internal Revenue Code on the tax deductibility of their compensation. Section 162(m) generally does not allow a publicly-held company to deduct compensation over $1 million paid for any fiscal year to any of the executive officers required to be named in the company’s annual proxy statement, except for the chief financial officer. However, Section 162(m) allows deduction of qualified performance-based compensation if certain requirements are met. We generally have structured awards to our executive officers in ways that are intended to qualify for the performance-based compensation exemption under Section 162(m). However, we can exercise judgment and may award compensation that does not qualify for tax deductibility under Section 162(m).

Both our 2007 Equity Plan and our 2012 Incentive Compensation Plan include lists of possible criteria that may be used as the basis for performance requirements with regard to compensation awards. The cash bonuses we have awarded to our executive officers during the last several years all have been subject to achievement of performance goals and the awards of restricted stock to Messrs. Miller, Beckwitt and Jaffe, each of whom is one of the executive officers required to be named in this proxy statement, have been subject to achievement of performance goals.

2016 Compensation Program

In January 2016, the Compensation Committee decided that Messrs. Miller, Beckwitt and Jaffe would be eligible to receive cash bonuses with regard to fiscal 2016 equal to 1.00%, 0.92% and 0.92%, respectively, of our Pretax Income. Additionally, in January 2016, the Compensation Committee decided that Mr. Gross and Mr. Sustana would each have the opportunity to earn a target cash bonus of up to 100% of base salary based on the performance criteria set forth in the table below. In addition, Mr. Gross’ and Mr. Sustana’s target cash bonus could be increased by between 0% and 50% of the target cash bonus based on our achievement of between 100% to 110% of forecasted Pretax Income for fiscal 2016, and after considering each of Mr. Gross’ and Mr. Sustana’s contribution towards significant value creation transactions for the Company. Additionally, Mr. Gross is eligible to receive a sum equal to 1.00% of LFS Pretax Income. Any cash bonus awarded to the NEOs may be adjusted downward in the sole discretion of the Compensation Committee.

Performance Criteria	Portion of 100% Target Award	Performance Levels/Target Bonus Opportunity
		Threshold	% of Target
Individual performance(1)	Up to 60%	Good Very Good Excellent	20% 40% 60%
Corporate Governance, Company Policy and Procedure Adherence, and Internal Audit Evaluation(2)	Up to 40%	Good Very Good Excellent	10% 25% 40%
Target Award	100%

(1)	Individual performance is based on an annual performance appraisal review.
(2)	Determined by the Nominating and Corporate Governance Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the disclosure set forth above under the heading “Compensation Discussion and Analysis” with management and, based on such review and discussions, it has recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement.

Respectfully submitted by the Compensation Committee of the Board,

The Compensation Committee

Steven L. Gerard, Chairperson

Theron I. Gilliam

Sherrill W. Hudson

Teri P. McClure

February 3, 2016

IV.	EXECUTIVE COMPENSATION

Executive Compensation Tables

The following table presents certain summary information for the fiscal years ended November 30, 2015, 2014 and 2013 concerning compensation earned for services rendered in all capacities by our Chief Executive Officer, our Chief Financial Officer and our other three most highly compensated executive officers for the fiscal year ended November 30, 2015. We refer to these officers collectively as our named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Stuart A. Miller	2015	1,000,000	-	5,096,000	11,805,133	8,560	17,909,693
Chief Executive Officer	2014	1,000,000	-	4,360,720	12,540,413	8,410	17,909,543
	2013	1,000,000	-	4,266,000	8,314,050	128,660	13,708,710

Rick Beckwitt	2015	800,000	-	4,263,000	10,922,090	28,560	16,013,650
President	2014	800,000	-	3,647,910	11,537,180	28,410	16,013,500
	2013	800,000	-	3,555,000	7,648,926	107,860	12,111,786

Jonathan M. Jaffe	2015	800,000	-	2,425,500	11,187,215	28,560	14,441,275
Vice President and Chief	2014	800,000	-	2,075,535	11,537,180	77,400	14,490,115
Operating Officer	2013	800,000	-	2,026,350	7,648,926	86,060	10,561,336

Bruce Gross	2015	650,000	-	1,960,000	2,206,152	16,960	4,833,112
Vice President and Chief	2014	650,000	129,874	1,174,040	1,546,506	16,810	3,517,230
Financial Officer	2013	650,000	-	1,130,877	1,350,500	33,260	3,164,637

Mark Sustana	2015	450,000	32,400(4)	931,000	642,600	8,560	2,064,560
Secretary and General	2014	400,000	141,461	587,020	458,539	8,410	1,595,430
Counsel	2013	400,000	-	551,792	600,000	15,160	1,566,952

(1)	The amounts in these columns do not reflect compensation actually received by the named executive officer nor do they reflect the actual value that will be recognized by the named executive officer. Instead the amounts reflect the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions regarding the restricted stock awards, refer to Note 13 in our financial statements in our Form 10-K for the year ended November 30, 2015 filed with the SEC. Stock awards granted in 2015 to Mr. Miller, Mr. Jaffe and Mr. Beckwitt were performance based awards, which were earned upon subsequent achievement of financial and operational metrics.

(2)	The amounts reported in this column reflect cash incentive compensation earned under our incentive compensation program on the basis of performance in fiscal 2015, 2014 and 2013. We make payments under this program in the first quarter of the fiscal year following the fiscal year in which they are earned.

(3)	All other compensation consists of the following:

Name	Year	Car Allowance / Lease Payments($)	401K Match($)	Term Life Insurance($)	Long-Term Disability Insurance($)	Total All Other Compensation($)
Stuart A. Miller	2015	-	7,950	297	313	8,560
Rick Beckwitt	2015	20,000	7,950	297	313	28,560
Jonathan M. Jaffe	2015	20,000	7,950	297	313	28,560
Bruce Gross	2015	8,400	7,950	297	313	16,960
Mark Sustana	2015	-	7,950	297	313	8,560

(4)	This amount consists of a cash bonus for performance in fiscal 2015 in recognition of Mr. Sustana’s exceptional performance. This cash bonus was separate from the bonus awarded under the 2015 incentive program.

Grants of Plan-Based Awards

The following table provides information about cash (non-equity) and equity incentive compensation awarded to our named executive officers with regard to fiscal 2015. The cash awards were granted under Lennar’s 2012 Incentive Compensation Plan and the restricted stock awards were granted under Lennar’s 2007 Equity Plan which are discussed in greater detail in this proxy statement under the caption “Compensation Discussion and Analysis.”

Name	Type of Award	Grant Date	Estimated Possible Payouts Under Non-equity Incentive Plan Awards				Estimated Possible Payouts Under Equity Incentive Plan Awards Target (#)(4)		All other stock awards: Number of Shares of Stock (#)		Grant date fair value of stock awards ($)(7)
			Target($)		Maximum($)
Stuart A. Miller	AIC	-	11,805,133	(1)		(1)	-		-		-
	PS	6/23/15	-		-		104,000	(5)	-		5,096,000

Rick Beckwitt	AIC	-	10,922,090	(1)		(1)	-		-		-

	PS	6/23/15	-		-		87,000	(5)	-		4,263,000

Jonathan M. Jaffe	AIC	-	11,187,215	(1)		(1)	-		-		-
	PS	6/23/15	-		-		49,500	(5)	-		2,425,500

Bruce Gross	AIC	-	2,206,152	(2)		(2)	-		-		-

	RS	6/23/15	-		-		-		40,000	(6)	1,960,000

Mark Sustana	AIC	-	450,000	(3)	675,000	(3)	-		-		-
	RS	6/23/15	-		-		-		19,000	(6)	931,000

AIC– Annual Incentive Compensation.

PS – Performance Shares, shares of restricted stock earned based on achievement of company-wide operational and financial performance goals and which vest in equal installments over three years.

RS – Service-Based Restricted Shares, shares of restricted stock which vest in equal installments over three years.

(1)	Amounts in the Target column reflect the amounts of annual cash incentive compensation actually paid. Pursuant to the terms of their award agreements, Messrs. Miller, Beckwitt and Jaffe could receive 1.25%, 1.15% and 1.15%, respectively, of Lennar’s fiscal 2015 Pretax Income. Based on our fiscal 2015 Pretax Income, Messrs. Miller, Beckwitt and Jaffe were entitled to cash bonus payments of $15,369,714, $14,140,137 and $14,140,137, respectively. However, upon the recommendation of Messrs. Miller, Beckwitt and Jaffe, and in order to keep their total compensation (base salary, cash bonus and equity grant) the same as their fiscal 2014 compensation, the Compensation Committee used its discretion to reduce Messrs. Miller, Beckwitt and Jaffe’s cash bonus payments to $11,805,133, $10,922,090 and $11,187,215, respectively. These amounts, which were paid in the first quarter of fiscal 2016, are also reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. There was no threshold and no maximum.

(2)	Mr. Gross had the opportunity to earn a target award of up to 100% of base salary based on personal performance, and to receive an additional cash bonus of up to 50% of the target award based on our achievement of between 100% and 115% of our forecasted Pretax Income. In addition, Mr. Gross could receive up to 1.00% of LFS Pretax Income. The amount paid to Mr. Gross with regard to fiscal 2015 was $2,206,152, and is reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. There was no threshold and no maximum.

(3)	Mr. Sustana had the opportunity to earn a target award of up to 100% of base salary based on personal performance, and to receive an additional cash bonus of up to 50% of the target award based on our achievement of between 100% and 115% of our forecasted Pretax Income. The amount paid to Mr. Sustana with regard to fiscal 2015 was $642,600 and is reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. There was no threshold. Mr. Sustana also received a cash bonus of $32,400 that is not reflected in the table because it was not awarded under an incentive plan.

(4)	No threshold or maximum amounts were established for the equity incentive awards for Messrs. Miller, Beckwitt or Jaffe. See the discussion “Compensation Discussion and Analysis — Equity Based Compensation” for a description of the performance goals that were required to be met for the performance shares to be earned.

(5)	The performance shares would be earned if the Company achieved at least three of five performance goals in fiscal 2015. In January 2016, the Compensation Committee determined that all five goals were achieved and therefore the performance shares were earned. The performance shares will vest in three equal annual installments on each of July 2, 2016, July 2, 2017 and July 2, 2018. The named executive officer is entitled to the dividends on, and can vote, his unvested shares.

(6)	The shares of restricted stock granted to the named executive officer will vest in three equal annual installments on each of July 2, 2016, July 2, 2017 and July 2, 2018. The named executive officer is entitled to the dividends on, and can vote, his unvested shares.

(7)	The grant date fair value of the restricted stock awards was calculated in accordance with FASB ASC Topic 718, based on the closing price of our Class A common stock on the date of grant, which was $49.00 on June 23, 2015.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning shares of restricted Class A common stock held by each named executive officer at the end of the fiscal year ended November 30, 2015. Each grant of restricted stock is shown separately for each named executive officer.

Name	Stock Award Grant Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested($)(4)
Stuart A. Miller	7/15/2013	40,000	(1)	2,048,400
	7/2/2014	69,334	(2)	3,550,594
	6/23/2015	104,000	(3)	5,325,840

		213,334		10,924,834

Rick Beckwitt	7/15/2013	33,334	(1)	1,707,034
	7/2/2014	58,000	(2)	2,970,180
	6/23/2015	87,000	(3)	4,455,270

		178,334		9,132,484

Jonathan M. Jaffe	7/15/2013	19,000	(1)	972,990
	7/2/2014	33,000	(2)	1,689,930
	6/23/2015	49,500	(3)	2,534,895

		101,500		5,197,815

Bruce Gross	7/2/2013	10,774	(1)	551,737
	7/2/2014	18,667	(2)	955,937
	6/23/2015	40,000	(3)	2,048,400

		69,441		3,556,074

Mark Sustana	7/2/2013	5,257	(1)	269,211
	7/2/2014	9,334	(2)	477,994
	6/23/2015	19,000	(3)	972,990

		33,591		1,720,195

(1)	The restricted stock will vest on July 2, 2016.

(2)	The restricted stock will vest in two equal installments on July 2, 2016 and July 2, 2017.

(3)	The restricted stock will vest in three equal installments on July 2, 2016, July 2, 2017 and July 2, 2018.

(4)	The market value of the restricted stock is calculated by multiplying the closing price of Lennar’s Class A common stock on November 30, 2015, which was $51.21, by the number of shares of restricted stock.

Option Exercises and Stock Vested

The following table provides information concerning vesting of restricted Class A common stock and the value realized on such vesting of restricted stock on an aggregated basis during the fiscal year ended November 30, 2015 for each of the named executive officers.

	Stock Awards
Name	Number of Shares Vesting (#)(1)	Value Realized on Vesting ($)(2)
Stuart A. Miller	141,333	7,236,250
Rick Beckwitt	120,667	6,178,150
Jonathan M. Jaffe	77,167	3,950,950
Bruce Gross	32,606	1,669,427
Mark Sustana	14,923	764,058

(1)	Of these amounts, shares were withheld to cover tax withholding obligations as follows: Mr. Miller, 59,290 shares; Mr. Beckwitt, 50,622 shares; Mr. Jaffe, 42,405 shares; Mr. Gross, 13,680 shares; and Mr. Sustana, 5,891 shares.

(2)	Calculated based on the closing market price of Lennar’s Class A common stock, $51.20, on the vesting date, July 2, 2015.

Potential Payments Upon Termination or Change-in-Control

Our executive officers do not have employment agreements. Consequently the only payments and benefits that our officers would receive upon a change in control would be the benefit resulting from the acceleration of the vesting of their restricted stock.

Pursuant to the 2007 Equity Plan, unvested restricted stock will vest if there is a Change in Control and, within twenty-four months after the Change in Control, (i) Lennar terminates the employment of the executive without Cause, or (ii) the executive terminates his employment with Lennar for Good Reason. The value of this acceleration if it had occurred on November 30, 2015 is set forth in the table below:

Name	Value of Acceleration as of November 30, 2015 ($)(1)
Stuart A. Miller	10,924,834
Rick Beckwitt	9,132,484
Jonathan M. Jaffe	5,197,815
Bruce Gross	3,556,074
Mark Sustana	1,720,195

(1)	The value of the accelerated restricted stock is calculated by multiplying the closing price of Lennar’s Class A common stock on November 30, 2015 ($51.21) by the number of shares of unvested restricted stock as of November 30, 2015.

The definitions of “Change in Control,” “Cause” and “Good Reason” pursuant to the 2007 Equity Plan are below.

“Change in Control” means (i) a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of our assets to any person or group of related persons (as that term is defined for purposes of Section 13(d) of the Exchange Act) (a “Group”), other than a transaction with a majority owned subsidiary of ours or a transaction in which the common stock that is outstanding immediately before the transaction constitutes, or entitles the holders to receive, a majority of the shares of the purchaser that are outstanding immediately after the transaction, (ii) the approval by the holders of our capital stock of any plan or proposal for the liquidation or dissolution of the Company; (iii) the acquisition by any person or Group (other than one or more of the wife, the children or the grandchildren of the late Leonard Miller, or trusts or entities of which they own a majority of the beneficial interests) of beneficial ownership (determined as provided in the rules under Section 13 of the Exchange Act) of more than 50% in voting power of the outstanding common stock; (iv) a majority of the members of our Board of Directors being persons who were not directors on the effective date of the 2007 Equity Plan and whose election was not approved by a vote of at least a majority of the members of the Board of Directors who either were members of the Board of Directors on the effective date of the 2007 Equity Plan or whose election, or nomination for election, to the Board of Directors was approved by such a majority.

“Cause” means, unless otherwise provided in the associate’s award agreement or an employment agreement, if any: (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) repeatedly failing to adhere to the directions of superiors or the Board or our written policies and practices; (iii) the commission of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving us; (iv) fraud, misappropriation or embezzlement; (v) a material breach of the associate’s employment agreement (if any) with us; (vi) acts or omissions constituting a material failure to perform substantially and adequately the duties assigned to the associate; (vii) any illegal act detrimental to us; (viii) repeated failure to devote substantially all of the associate’s business time and efforts to us if required by the terms of the associate’s employment; or (ix) violation of any of our rules or policies that states that violations may result in termination of employment.

“Good Reason” means a reduction in the associate’s base salary (other than a reduction of not greater than 10% that applies to all executives of a comparable level), a reduction in the associate’s target cash annual incentive opportunity, or a material reduction in the aggregate value of the associate’s benefits under the employee benefit plans, programs and policies in which the associate participates; a material diminution in the associate’s reporting relationship, title or responsibilities, or a requirement by us to which the associate does not consent that the associate move the principal place of business at or from which the associate works by more than 50 miles, if such relocation results in an increase in the associate’s daily commute by more than 10 miles each way.

V.	PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed D&T to continue to serve as our independent registered public accounting firm for the fiscal year ending November 30, 2016 and the Board has directed that management submit the selection of D&T as Lennar’s independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. D&T has been Lennar’s independent public accounting firm since 1994.

Neither Lennar’s By-Laws nor any other governing documents or law require stockholder ratification of the selection of Lennar’s independent registered public accounting firm. However, the Board is submitting the selection of D&T to the stockholders for ratification as a matter of what it believes to be good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Lennar and its stockholders.

We expect a representative of D&T to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

Fees Paid to D&T

The fees billed by D&T, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates for various types of professional services and related expenses during the years ended November 30, 2015 and 2014 were as follows:

	Years ended November 30,
Services Provided	2015	2014
Audit Fees(1)	$3,661,000	$3,539,000
Audit-Related Fees(2)	401,000	730,000
Tax Fees(3)	619,000	281,000

Total	$4,681,000	$4,550,000

(1)	These professional services included fees associated with (i) the audit of our annual financial statements (Form 10-K), and (ii) reviews of our quarterly financial statements (Forms 10-Q).

(2)	These professional services included fees associated with (i) assistance in understanding and applying financial accounting and reporting standards, (ii) accounting assistance with regard to proposed transactions, (iii) consents to our registration statements filed, (iv) review of documents relating to our debt offerings for Lennar Corporation and the Rialto segment, including the preparation of comfort letters and (v) professional services related to the audit of Rialto Holdings, LLC.

(3)	These professional services include fees associated with tax planning, tax compliance services and tax return preparation.

Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services

The Audit Committee has established policies and procedures requiring that it pre-approve all audit and non-audit services to be provided by the independent registered public accounting firm to our Company. Under the policy, the Audit Committee pre-approves all services obtained from our independent auditor by category of service, including a review of specific services to be performed and the potential impact of such services on auditor independence. To facilitate the process, the policy delegates authority to one or more of the Audit Committee’s members to pre-approve services. The Audit Committee member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. Consistent with these policies and procedures, the Audit Committee approved all of the services rendered by D&T during fiscal year 2015.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” ratification of the appointment of D&T as our independent registered public accounting firm for the 2016 fiscal year.

Audit Committee Report

Management has the primary responsibility for producing the Company’s financial statements and for implementing the Company’s financial reporting process, including the Company’s system of internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report thereon. The Audit Committee’s responsibilities include assisting the Board of Directors in its oversight of the Company’s financial statements. In fulfilling its responsibilities, the Audit Committee reviewed the Company’s audited financial statements for the year ended November 30, 2015 with management, including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

During the course of fiscal 2015, management undertook the testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and Deloitte & Touche LLP at each Audit Committee meeting. At the conclusion of the process, the Audit Committee reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2015 that has been filed with the SEC, as well as Deloitte & Touche LLP’s Reports of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audits of: (i) the consolidated financial statements and schedule thereto and (ii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2016.

The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standard No. 16, Communication with Audit Committees, and Rule 2-07 of SEC Regulation S-X. The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committee Concerning Independence,” and has discussed with Deloitte & Touche LLP the firm’s independence. The Audit Committee has also considered whether the providing of audit-related and other non-audit services by Deloitte to the Company is compatible with maintaining the firm’s independence.

The Audit Committee has evaluated the independent registered public accounting firm’s role in performing an independent audit of the Company’s financial statements in accordance with the standards of the PCAOB and applicable professional and firm auditing standards, including quality control standards. The Audit Committee has received assurances from the independent registered public accounting firm that the audit was subject to its quality control system for its accounting and auditing practice in the United States. The independent registered public accounting firm has further assured the Audit Committee that its engagement was conducted in compliance with professional standards and that there was appropriate continuity of personnel working on the audit and availability of national office consultation to conduct the relevant portions of the audit.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors and the Company’s management that the audited financial statements be included in the Annual Report on Form 10-K for the Company’s fiscal year ended November 30, 2015 that was filed with the Securities and Exchange Commission. By recommending to the Board of Directors and the Company’s management that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

The Audit Committee

Sherrill W. Hudson, Chairperson

Irving Bolotin

Steven L. Gerard

Tig Gilliam

Armando Olivera

February 3, 2016

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Compensation Committee Report and the Audit Committee Report may not be incorporated by reference to this proxy statement.

VI.	PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act, which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires us to provide our stockholders with the opportunity to approve, on a nonbinding, advisory basis, the compensation of our named executive officers. We provide our stockholders with the opportunity to cast an annual advisory vote on the compensation of our named executive officers as disclosed above in the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany those tables. At our 2015 annual meeting, approximately 92% of the votes cast supported the Say on Pay proposal. At the 2016 Annual Meeting, we are asking our stockholders to approve, on an advisory basis, the 2015 compensation of our named executive officers as disclosed in this proxy statement.

We encourage stockholders to review the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures on pages 20 to 37. We believe that the success of our Company is attributable in substantial part to our talented and committed executives. Therefore, the compensation of our NEOs is designed to enable us to retain, motivate and recruit high-quality, experienced executives who can help us achieve our short- and long-term corporate goals and strategies. We believe that our executive compensation program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our stockholders. This balance is evidenced by the following:

•	With respect to our three named executive officers whose responsibilities are to grow our business, our CEO, our President and our COO, approximately 95% of their 2015 total direct compensation (base salary, annual cash incentive awards, and equity-based incentive award) was variable and tied directly to the financial performance of the Company.

•	With respect to our other two named executive officers, our CFO and our General Counsel, whose principal responsibilities are the establishment and maintenance of strong corporate controls and regulatory compliance, we based their 2015 target awards on their individual performance, the performance of the Company in its adherence to corporate governance, policies and procedures and the results of an annual internal audit evaluation. Our CFO and our General Counsel were entitled to an additional cash bonus of up to 50% of their target awards based on our actual Pretax Income as compared with our forecasted Pretax Income. Our CFO also receives a bonus based on the pretax income of our Lennar Financial Services segment.

•	For all of our NEO’s, we provide a balance of short-term and long-term compensation: our annual cash incentive bonus rewards the accomplishment of annual goals, while our equity grants focus our executives’ financial interests in the long-term appreciation of our Class A common stock.

In addition, we maintain strong corporate governance practices regarding executive compensation:

•	Our executive officers do not have employment agreements, which gives the Compensation Committee the flexibility to change the components of our executive compensation program based on market and economic conditions.

•	We have adopted stock ownership guidelines that promote continued alignment of our executives’ interests with those of our stockholders and discourage excessive risk taking to achieve short-term gains.

On the basis of the information in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure on pages 20 to 37 of this proxy statement, we are requesting that our stockholders vote on the following resolution:

RESOLVED, that the stockholders of Lennar Corporation approve, on an advisory basis, the compensation of Lennar’s named executive officers, as described in the Compensation Discussion and Analysis, the tabular disclosures regarding such compensation, and the accompanying narrative disclosures, set forth in Lennar’s 2016 Annual Meeting proxy statement.

Although this Say on Pay vote on executive compensation is non-binding, the Board and the Compensation Committee will review the results of the vote and will take into account the outcome of the vote when determining future executive compensation arrangements.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” adoption of the resolution approving the compensation of our named executive officers.

VII.	PROPOSAL 4 — APPROVAL OF THE LENNAR CORPORATION 2016 EQUITY INCENTIVE PLAN

Introduction

At the 2016 Annual Meeting of Stockholders, we will ask the stockholders to approve the 2016 Equity Incentive Plan, or the 2016 Equity Plan, which was approved by Lennar’s Board of Directors on January 13, 2016. We believe that attracting and retaining Board members, executives and other key employees of high quality has been and will continue to be essential to the Company’s growth and success. The 2016 Equity Plan will enable the Company to continue to formulate and implement compensation programs that will attract, motivate and retain experienced, highly-qualified directors and employees who will contribute to the Company’s financial success, and will align the interests of the Company’s directors and employees with those of its stockholders through the ability to grant a variety of stock-based awards. Our current equity incentive plan, the 2007 Equity Plan, will expire in January 2017. We need a new plan to be able to continue awarding equity based incentive compensation. If stockholders approve the 2016 Equity Plan, the Company will not grant any further awards under our 2007 Equity Plan. Awards already outstanding under the 2007 Equity Plan will continue to remain outstanding in accordance with their terms. In addition, the 2016 annual director grant, pursuant to which each director receives 2,000 shares of Class A common stock and an option to purchase 2,500 shares of our Class A common stock on the date of the annual meeting, will be made under the 2007 Equity Plan. A copy of the 2016 Equity Plan is attached as Exhibit A to this Proxy Statement. If stockholders decline to approve the 2016 Equity Plan, no awards will be granted under the 2016 Equity Plan.

The Board of Directors seeks stockholder approval of the 2016 Equity Plan in order to satisfy certain legal requirements, including requirements of the New York Stock Exchange (“NYSE”), and to make awards under it eligible for beneficial tax treatment. In addition, the Board of Directors regards stockholder approval of the 2016 Equity Plan as desirable and consistent with good corporate governance practices.

Description of the 2016 Equity Incentive Plan

Authorized Shares. The shares of our Class A common stock or Class B common stock (together, “Common Stock”) distributed under the 2016 Equity Plan may be treasury shares or authorized but unissued shares of our Common Stock. The aggregate number of shares of the Common Stock subject to awards granted under the 2016 Equity Plan is 15,000,000, subject to adjustment as described below. No more than 500,000 shares of our Common Stock may underlie awards, other than stock options (or stock appreciation rights), granted to any participant during a calendar year under the 2016 Equity Plan. Further, subject to adjustments, Incentive Stock Options (“ISOs”) with respect to an aggregate of no more than 14,500,000 shares may be granted under the 2016 Equity Plan, and in no event may any participant receive stock options (or stock appreciation rights) for more than 1,000,000 shares during any calendar year under the 2016 Equity Plan. However, the foregoing individual limits will not affect the number or types of stock or stock-based awards that a participant may receive under any other equity plan or arrangement of the Company in effect from time to time.

Share Counting. For the purpose of determining the number of shares that are subject to awards granted under the 2016 Equity Plan, phantom shares will be deemed to be the number of shares on which the phantom share payments will be based. Any shares that have been granted as restricted stock but are forfeited, that are the subject of stock options that expire, or upon which phantom shares or other equity-based awards that are forfeited were based, may again be made the subject of awards under the 2016 Equity Plan. However, shares subject to such an award may not again be made available for issuance under the 2016 Equity Plan if such shares are: (i) shares delivered to or withheld by the Company to pay the exercise price of an option, (ii) shares delivered to or withheld by the Company to pay the withholding taxes related to an award, or (iii) shares repurchased by the Company on the open market with the proceeds of an award paid to the Company by or on behalf of the participant.

Administration. The 2016 Equity Plan will be administered by the Compensation Committee (the “Committee”), provided, however, (i) the Board of Directors may at any time take on the powers, authority and duties of the Committee, and (ii) with respect to awards to independent directors, the Board of Directors will have the sole authority to administer the 2016 Equity Plan. The Committee may delegate some or all of its authority with respect to the 2016 Equity Plan to another committee of directors or to such other persons as the Committee may deem necessary or advisable, to the extent such delegation is consistent with applicable law and the applicable NYSE rules.

The Committee has broad authority under the 2016 Equity Plan with respect to award grants, including the authority to determine the types of awards that will be made to particular persons, the numbers of shares to which awards will relate, the dates when awards will vest in whole or in part and the other terms of awards, including the payments, if any, that participants will have to make to benefit from awards.

Eligibility. Any officer, director or employee of the Company or its subsidiaries, or other person expected to provide significant services to the Company or its subsidiaries, is eligible to be selected as an award recipient. As of November 30, 2015, 7,749 associates and 8 directors of the Company and its subsidiaries were eligible to receive awards under the 2016 Equity Plan. In fiscal 2015, 230 associates and 8 directors received awards under our 2007 Equity Plan. In addition, other individuals expected to provide significant services to the Company may receive awards, but only associates and directors received awards in fiscal 2015.

No Repricing. In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by stockholders) will any adjustment be made to any outstanding award under the 2016 Equity Plan (by amendment, cancellation, exchange, buyout or other means) that would constitute a repricing of the per share exercise or base price of the award.

Type of Awards. Under the 2016 Equity Plan, we will have the right to issue stock options, restricted stock, phantom shares and other awards based on our Common Stock or convertible securities, as described below. All of the awards described below will be subject to the terms and conditions determined by the Committee in its sole discretion, subject to certain limitations provided in the 2016 Equity Plan. Each award granted under the 2016 Equity Plan will be evidenced by an award agreement that will contain such terms, provisions and conditions not inconsistent with the 2016 Equity Plan as shall be determined by the Committee.

Stock Options. A stock option entitles the holder to purchase shares of our Common Stock for a price that is determined when the stock option is granted, which may not be less than 100% of the fair market value of our Common Stock on the date of grant. Stock options may be wholly or partly exercisable when they are granted, or they may become exercisable in whole or in installments at a subsequent date or dates. A stock option may require that the exercise price be paid in cash or may permit it to be paid in whole or in part with shares of our Common Stock (either previously owned shares or shares issuable upon exercise of the stock option) valued at their fair market value on the date the stock option is exercised. The Committee will specify the term of each stock option when it is granted, but the term may not exceed five years. Stock options granted under the 2016 Equity Plan to employees may, or may not, be designated as ISOs, which receive special tax treatment under the U.S. Internal Revenue Code (the “Code”). However, the aggregate exercise price of all ISOs held by a person which first become exercisable in a calendar year may not exceed $100,000.

Restricted Stock. An award of restricted stock consists of shares of Common Stock that are issued to a participant (and of which the participant becomes the owner), but which the participant will be required to return to us (i.e., will be forfeited) if the vesting conditions imposed when the shares are issued are not satisfied. The vesting conditions may be continuing employment for specified periods, the achievement of performance goals or both. Subject to the terms of the award agreement, holders of shares of restricted stock are generally entitled to vote the shares and receive dividends and distributions on the shares; provided, however, that (i) any cash dividends or distributions on performance-based restricted stock will be subject to the same performance-based vesting criteria and paid (if at all) to the participant upon satisfaction of the performance-based vesting criteria applicable to the underlying restricted stock (without regard to any time-based vesting criteria applicable thereto), and (ii) any non-cash dividends or distributions will be subject to the same vesting criteria and transfer restrictions and other restrictions on transferability as the underlying restricted stock. Shares of restricted stock may not be transferred or pledged until they vest, except with the approval of the Committee, and then only if the person to whom they are transferred agrees to abide by the forfeiture provisions.

Phantom Shares. Phantom shares are contractual rights entitling the holder to receive in the future sums equal to the value of specified numbers of shares of Common Stock, or the amount by which the values of specified numbers of shares of Common Stock exceed base values. They are not actual shares. The holder may or may not be entitled to receive sums based upon dividends paid or other distributions made with regard to our Common Stock while the phantom shares are held. The Committee may decide that the sum to which a holder of phantom shares becomes entitled will be paid in cash or wholly or partly with shares of our Common Stock valued at their fair value when they are issued.

Phantom shares may be subject to vesting conditions, which may be continuing employment for at least specified periods, the achievement of performance goals or both. Holders will not be entitled to payments with regard to phantom shares unless and until any applicable vesting conditions have been satisfied.

Other Stock-Based Awards. The Committee may grant other awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of shares upon satisfaction of certain conditions, the grant of securities convertible into Common Stock, the grant of stock appreciation rights, the grant of Common Stock, the grant of restricted stock units, and the grant of dividend equivalent rights.

Performance Awards. The Committee may, in the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”), (i) establish one or more performance goals (“Performance Goals”) as a precondition to the vesting of awards, and (ii) provide, in connection with the establishment of the Performance Goals, for predetermined awards to those participants (who continue to meet all applicable eligibility requirements) with respect to whom the applicable Performance Goals are satisfied. Prior to the vesting of affected awards, the Committee shall have certified that any applicable Performance Goals, and other material terms of the award, have been satisfied.

Under the 2016 Equity Plan, the Performance Goals will be based on one or more of the following criteria (or any combination of them) with respect to one or more of the Company, any subsidiary, or any division or operating unit of the Company or its subsidiaries:

1.	earnings, including pre or post interest, taxes, depreciation, amortization, or any combination

2.	growth in operating income, profit margins, including gross, net and other

3.	enhanced or achievement of specified levels of revenues

4.	reduction in operating costs, including general and administrative (G&A) and selling, general and administrative (SG&A) type costs

5.	home sale price, or cost per home

6.	number of homes sold

7.	growth in backlog

8.	growth in market share

9.	growth or improved management of community count

10.	number or dollar amount of mortgages originated or placed

11.	cash flow, including increases to cash

12.	monetizing underperforming and inactive assets

13.	attraction of new capital sources

14.	securities sold, both debt and equity

15.	increase in book value per share

16.	various return or balance sheet ratios

17.	reduction in or improved management of joint ventures

18.	favorable resolution of disputes and claims

19.	customer satisfaction ratings

20.	increase in energy efficiency of product

21.	spinoff or monetization transactions resulting in distributions to stockholders that meet predetermined financial targets

Performance Goals may be absolute amounts or percentages of amounts or may be relative to the performance of other companies or of indexes, and may be on an aggregate, a per share (actual or diluted) or other similar basis.

Performance Goals which do not satisfy the foregoing provisions may be established by the Committee with respect to awards not intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

Change in Control. Unless the agreements relating to particular awards provide otherwise, if there is a “change in control” (as defined in the 2016 Equity Plan) of the Company and, within twenty-four months after the change in control, the Company terminates the employment of the participant without “cause” (as defined in the 2016 Equity Plan), or the participant terminates his or her employment for “good reason” (as defined in the 2016 Equity Plan), all stock options will become immediately exercisable, all restrictions relating to restricted stock will terminate, and all phantom shares will vest. Solely to the extent any such stock options, restricted stock, or phantom shares are not honored, assumed or replaced (with substantially equivalent awards) in connection with the change in control, all such awards will become fully vested upon such change in control (in the case of any performance-based awards, assuming target level performance) and cancelled in exchange for an amount in cash, for each share of Common Stock subject thereto, equal to the per-share consideration paid for the Common Stock in connection with such change in control, less, in the case of stock options and other awards subject to exercise, the applicable exercise price or base price (provided, however, that to the extent that the per-share consideration is less than or equal to the applicable exercise price or base price, stock options and other awards subject to exercise will be cancelled for no consideration).

Adjustments. In the event that the Company is involved in a large, special or non-recurring dividend or distribution, recapitalization, stock dividend, reorganization, exchange of shares, business combination, merger, consolidation, or other similar corporate transaction or event affecting the Company’s Common Stock, the Committee may, in its discretion, adjust the aggregate and individual share limitations described above. The Committee may also adjust outstanding awards, in its discretion, upon occurrence of these corporate events in order to preserve the award without enhancing the value of the awards. These adjustments may include changes to the number and kind of shares subject to an award (or other property to be distributed in respect of an award), the exercise price or share price referenced in the award terms, and other terms of the award. The Committee will make such substitutions or adjustments, including as described above, as it deems fair and equitable as a result of the applicable corporate event. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of corporate events or to changes in applicable laws, regulations, or accounting principles.

Transfer Restrictions. Generally, awards under the 2016 Equity Plan cannot be assigned or transferred, except by will or the laws of descent and distribution.

Clawback Policy. Awards granted under the 2016 Equity Plan shall be subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board of Directors (or a committee or subcommittee thereof), as may be amended from time to time.

Amendment, Termination. The Board of Directors may amend the 2016 Equity Plan as it deems advisable, except that no amendment may adversely affect a participant with respect to an award previously granted unless such amendment is required in order to comply with applicable laws. In addition, stockholder approval will be required for any amendment that will (i) materially modify the terms of the 2016 Equity Plan or (ii) require stockholder approval as a matter of law or regulation or under the NYSE rules. Unless earlier terminated, the 2016 Equity Plan will terminate on January 13, 2026 (the 10-year anniversary of the approval of the 2016 Equity Plan by the Board).

New Plan Benefits under the 2016 Equity Plan

Because future awards under the 2016 Equity Plan will be granted in the discretion of the Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time. Further, since any automatic awards to our non-employee directors will depend on the non-employee directors’ continued service and the Board of Director’s discretion to vary the type and terms of those awards in the future, it is not possible to determine the exact number of shares that will be subject to such awards. However, under the policy currently in effect, each person serving as a non-employee director on the date of an annual meeting of stockholders will receive 2,000 shares of Common Stock and stock options to purchase 2,500 shares of Common Stock with an exercise price equal to the fair market value of our Common Stock on that date.

Equity Compensation Plan Information

The following table gives information about equity compensation plan as of November 30, 2015:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(2)
Equity compensation plans approved by stockholders
2007 Equity Plan	55,575	$43.64	8,387,337
Equity compensation plans not approved by security holders
Total	55,575	$43.64	8,387,337

(1)	Represents Class A common stock that may be issued.

(2)	Both shares of Class A common stock and Class B common stock may be issued.

On February 16, 2016, the last sale prices of our Common Stock reported on the New York Stock Exchange were $40.30 per share with regard to our Class A common stock and $32.81 per share with regard to our Class B common stock.

Certain U.S. Federal Income Tax Consequences

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to the grant of stock options, restricted stock, phantom shares and other types of awards under the 2016 Equity Plan, based on current law, which is subject to change. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

Stock Options. Recipients will not have taxable income at the time stock options are granted under the 2016 Equity Plan. When a stock option (other than an ISO) is exercised, the holder will recognize ordinary income equal to the amount by which the fair market value of the Common Stock at the time of the exercise exceeds the exercise price of the stock option. The fair market value of the Common Stock when the stock option is exercised will be the basis of that stock while it is held by the person who exercised the stock option. Therefore, when the stock is sold, the amount by which the sale price is greater or less than the fair market value of the shares when the stock option was exercised will be a capital gain or loss, which will be short-term or long-term, depending on how long the stock is held after exercise.

The holder of an ISO will not recognize any taxable income when the ISO is exercised. However, when an ISO is exercised, the amount by which the fair market value (at the time of exercise) of the stock as to which it is exercised exceeds the exercise price is treated as an item of adjustment for alternative minimum tax purposes (unless the stock is disposed of within one year) and may be subject to the alternative minimum tax. The price paid for the Common Stock when the ISO is exercised will be the basis of that stock while it is held by the person who exercised the ISO. If a person who exercises an ISO holds the stock for at least one year after the date of exercise and at least two years after the date of grant, when the shares are sold the difference between the exercise price and the sale price will be treated as a long-term capital gain or loss. If the person does not hold the stock for one year after exercise and two years after the date of grant, the person is treated as having made a “disqualifying disposition,” and the person will be treated as receiving ordinary income at the time of sale equal to the lesser of (i) the amount by which the fair market value of the stock when the stock option was exercised exceeded the exercise price, or (ii) the gain on the sale. In addition, if the sale price exceeds the fair market value of the stock when the stock option is exercised, the difference between the exercise price and the sale price will be capital gain.

Restricted Stock. Unless a recipient of restricted stock makes an “83(b) election” (as discussed below), he or she will not recognize taxable income when we issue restricted stock to the recipient. Instead, when shares of restricted stock vest (i.e., are no longer subject to forfeiture), the recipient will recognize ordinary income equal to the fair market value of the shares at that time (less the amount paid for such shares, if any). The fair market value of the shares when they vest will be the recipient’s tax basis in those shares, and any difference between that fair market value and the amount for which the recipient sells the shares will be a capital gain or loss, which will be long term or short term depending on how long the person holds the shares after they vest.

A recipient of restricted stock may, however, elect under Section 83(b) of the Code to recognize taxable income when he or she receives shares of restricted stock equal to the fair market value of the shares at that time (less the amount paid for such shares, if any). If a recipient makes a valid election under Section 83(b) of the Code, (a) the recipient will not recognize any taxable income when the shares vest, (b) his or her tax basis in the shares will be the fair market value of the shares when they are issued, and (c) when he or she sells the shares, any difference between the fair market value of the shares when they were issued and the amount for which they are sold will be a capital gain or loss, which will be short term or long term depending on how long the person holds the shares after they were issued.

Phantom Shares. A recipient will not be taxed when he or she receives phantom shares, but when the recipient receives payment with regard to phantom shares, he or she will recognize ordinary income equal to the amount of the payment. If the payment is made in vested shares of Common Stock, the amount of the payment will equal the fair market value of the shares.

Other Stock-Based Awards. The tax consequences related to the receipt of other types of stock-based awards under the 2016 Equity Plan will depend on the terms of particular awards. In most instances, when a person receives shares that are not subject to substantial risk of forfeiture, the recipient will recognize ordinary income equal to the fair market value of the shares at the time of the receipt (less the amount paid for such shares, if any). On the other hand, if the shares are subject to substantial risk of forfeiture, the recipient will recognize ordinary income equal to the fair market value of the shares at the time when the substantial risk of forfeiture with respect to the shares lapses (less the amount paid for such shares, if any), unless the recipient made an election under Section 83(b) of the Code to recognize taxable income at the time of receipt equal to the fair market value of the shares at such time (less the amount paid for such shares, if any), notwithstanding the risk of subsequent forfeiture.

Deduction. The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the recipient in connection with the exercise of stock options, the vesting of restricted stock (or, if a Section 83(b) election is made, the issuance of restricted stock) or the delivery of Common Stock pursuant to an award of phantom shares, or the exercise of an option or stock appreciation right. The Company will not be entitled to any tax deduction with respect to an ISO if the recipient holds the shares for the ISO holding periods prior to disposition of Common Stock, and is generally not entitled to a tax deduction with respect to any amount that represents compensation in excess of $1 million paid to covered employees that is not qualified performance-based compensation under Section 162(m) of the Code. For this purpose, a “covered employee” means our chief executive officer and our three other highest compensated employees (other than the chief financial officer), based on compensation reported to our stockholders. The 2016 Equity Plan is intended to satisfy the “performance-based compensation” exception under Section 162(m) of the Code with respect to stock options, and other awards under the 2016 Equity Plan may be structured to qualify for the “performance-based compensation” exception under Section 162(m) of the Code.

Section 409A. Certain awards under the 2016 Equity Plan may be considered to be deferred compensation subject to special U.S federal income tax rules (Section 409A of the Code). Failure to satisfy the applicable requirements under these provisions for awards considered deferred compensation would result in the acceleration of income and additional income tax liability to the recipient, including certain penalties. Any awards under the 2016 Equity Plan that would be considered to be deferred compensation would be intended to be designed and administered so that such awards will not give rise to any negative tax consequences to the recipient or the Company under these provisions.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” approval of the Lennar Corporation 2016 Equity Incentive Plan.

VIII.	PROPOSAL 5: APPROVAL OF THE LENNAR CORPORATION 2016 INCENTIVE COMPENSATION PLAN

At the 2016 Annual Meeting of Stockholders, we will ask the stockholders to approve the 2016 Incentive Compensation Plan, or the Incentive Plan, which was approved by Lennar’s Board of Directors on January 13, 2016. For tax reasons, our current 2012 Incentive Compensation Plan would have to be reapproved by our stockholders in 2017. We decided that instead of doing that, we would adopt a similar incentive compensation plan so that our incentive compensation plan and our equity incentive plan could be voted on at the same time. We believe that attracting and retaining executives and other key employees of high quality has been and will continue to be essential to the Company’s growth and success. The Incentive Plan will enable the Company to formulate and implement a compensation program that will attract, motivate and retain experienced, highly-qualified executives and other key employees who will contribute to the Company’s financial success, and will align the interests of the Company’s executives and other key employees with those of its stockholders through the ability to grant cash-based bonuses. A copy of the Incentive Plan is attached as Exhibit B to this Proxy Statement.

The Board of Directors seeks stockholder approval of the Incentive Plan in order to satisfy certain legal and tax requirements, including requirements of Section 162(m) of the Code, as explained further below. In addition, the Board regards stockholder approval of the Incentive Plan as desirable and consistent with good corporate governance practices.

Section 162(m) of the Code generally imposes a limit on the Company’s federal income tax deduction for compensation paid to our chief executive officer and to each of our other three most highly compensated executive officers (other than the chief financial officer) as determined on the last day of a tax year to the extent that the compensation paid to such officer exceeds $1 million in any one year. That deduction limit does not apply, however, to performance-based compensation that satisfies the requirements of Section 162(m) of the Code. The requirements of Section 162(m) of the Code for performance-based compensation include stockholder approval of the material terms of the performance goals under which the compensation is to be paid. Accordingly, stockholder approval of the Incentive Plan will enable the Company to award bonuses under the Incentive Plan that satisfy the performance-based compensation exception under Section 162(m) of the Code.

Description of the 2016 Incentive Compensation Plan

Bonus Award. No employee may be awarded a bonus under the Incentive Plan for any fiscal year in excess of the greater of (i) $3.0 million or (ii) 2.0% of our consolidated pre-tax income in that fiscal year.

Administration. The Incentive Plan will be administered by the Compensation Committee (the “Committee”), provided, however that the Board may at any time take on the powers, authority and duties of the Committee. The Committee may delegate some or all of its authority with respect to the Incentive Plan to another committee of directors, or, except in situations where we will be seeking to rely on an exemption from the limitations of Section 162(m) of the Code, to such other persons as the Committee may deem necessary or advisable, to the extent such delegation is consistent with applicable law and the applicable NYSE rules. The Committee has broad authority under the Incentive Plan with respect to award grants, including authority to establish performance goals and bonus formula related to those performance goals for any fiscal year or shorter or longer period. When the Committee establishes a performance goal and a bonus formula for a person, the Committee may provide that the resulting bonus will be paid in a single lump sum or over a period of years, with or without interest on deferred payments. It also may determine whether the right to the unpaid portion of a bonus will be forfeited if the person ceases to be employed by us or a subsidiary before the bonus is paid in full. The Committee may determine that that bonuses will be paid together with stock grants made under the 2016 Equity Incentive Plan, if approved by stockholders, or other equity-based plans or programs we may adopt.

Promptly after the end of each fiscal year, the Committee will review information presented to it by our management regarding the bonuses proposed to be paid to particular employees with regard to the fiscal year. With respect to named executive officers, no bonus may be paid to such officer until the Committee certifies that the bonus is correct based upon the performance goal and the bonus formula established for such officer with regard to the fiscal year.

Eligibility. Officers and key employees of the Company and its subsidiaries are eligible to receive bonus awards under the Incentive Plan (which as of November 30, 2015 consisted of 7,749 associates), as selected by the Committee.

Performance Goals. Performance goals may relate to one or more criteria specified in the Incentive Plan. A bonus formula established by the Committee determines the amount of the bonus an officer or key employee receives under the Incentive Plan based on the extent to which the performance goal is achieved. The performance goal may relate to us and our subsidiaries as an entirety or to particular subsidiaries, divisions, or other operating units. It may relate entirely to how we, or our subsidiary, division or operating unit, performs or it may relate to how that performance compares with that of other companies or indexes.

Under the Incentive Plan, any performance goals applicable to awards intended to qualify as “performance-based compensation” under Section 162(m) will be based on one or more of the following measures:

1.	earnings, including pre or post interest, taxes, depreciation, amortization, or any combination

2.	growth in operating income, profit margins, including gross, net and other

3.	enhanced or achievement of specified levels of revenues

4.	reduction in operating costs, including general and administrative (G&A) and selling, general and administrative (SG&A) type costs

5.	home sale price, or cost per home

6.	number of homes sold

7.	growth in backlog

8.	growth in market share

9.	growth or improved management of community count

10.	number or dollar amount of mortgages originated or placed

11.	cash flow, including increases to cash

12.	monetizing underperforming and inactive assets

13.	attraction of new capital sources

14.	securities sold, both debt and equity

15.	increase in book value per share

16.	various return or balance sheet ratios

17.	reduction in or improved management of joint ventures

18.	favorable resolution of disputes and claims

19.	customer satisfaction ratings

20.	increase in energy efficiency of product

21.	spinoff or monetization transactions resulting in distributions to stockholders that meet predetermined financial targets

The Incentive Plan was adopted by the Board effective on January 13, 2016, subject to the approval by our stockholders’ at the 2016 Annual Meeting of Stockholders. Performance goals and bonus formulae may be established prior to the stockholder approval, but no bonuses will be paid under the Incentive Plan unless it is approved by our stockholders.

Amendment, Termination. The Committee may, with the approval of the Board, amend the Incentive Plan, except that no amendment may materially change any of the criteria on which bonuses may be based, alter the maximum bonus which may be paid to a participant with regard to a fiscal year or other period, or otherwise materially change the Incentive Plan unless the amendment is approved by our stockholders. No amendment to the Incentive Plan may change any performance goal or bonus formula that has been established for a participant or affect any participant’s right to receive a bonus that has been earned as a result of achievement of the applicable performance goal established for the participant before the amendment, unless the participant consents to the change. The Incentive Plan may be terminated at any time by the Committee, with the approval of the Board, provided that termination of the Incentive Plan will not affect any performance goal or bonus formula that has been established, or the right of any participant to receive payments of a bonus that has been earned, before the termination of the Incentive Plan.

New Plan Benefits under the Incentive Plan

Because awards under the Incentive Plan will be granted in the discretion of the Committee, the amounts that will be received by award recipients under the Incentive Plan cannot be determined at this time.

Certain U.S. Federal Income Tax Consequences

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to bonuses awarded under the Incentive Plan, based on current federal law, which is subject to change. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

Upon payment of a bonus award in cash or vested shares of our stock, the recipient will generally recognize ordinary income equal to the amount of such cash and the fair market value of such shares and the Company will be entitled to a corresponding deduction. If bonuses are paid, wholly or partly, with shares of our stock, the fair market value of the stock when it is issued in payment of the bonus will be the recipient’s basis of that stock in most instances. However, the tax consequences related to the receipt of stock-based awards will depend on the terms of particular awards.

Under Section 162(m) of the Code, the Company’s federal income tax deductions for certain compensation paid to covered employees is limited to $1 million per year. For this purpose, a “covered employee” means our chief executive officer and our three other highest compensated employees (other than the chief financial officer), based on compensation reported to our stockholders. Section 162(m) of the Code provides an exception to this limitation for certain “performance-based” compensation. If the Incentive Plan is approved by the stockholders, the Company believes that bonus awards under the Incentive Plan generally should qualify as performance-based compensation for purposes of section 162(m) of the Code.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” approval of the Lennar Corporation 2016 Incentive Compensation Plan.

IX.	PROPOSAL 6 — GIVE EACH SHARE AN EQUAL VOTE

We have received the following stockholder proposal from William Steiner, 112 Abbottsford Gate, Piermont, NY 10968. Mr. Steiner has represented that he will meet SEC Rule 14a-8 requirements, including the requirement that he will continually own the required market value of our stock until after the date of the Meeting. We have copied the text of the proposal (including title and stockholder-supplied emphasis) and the stockholder’s supporting statement as it was provided to us by the stockholder. Following the proposal we provide the Board’s recommendation to vote “AGAINST” the proposal.

Proposal	6 — Give Each Share An Equal Vote

RESOLVED: Shareholders request that our Board take steps to ensure that all of our company’s outstanding stock has one-vote per share in each voting situation. This would encompass all practicable steps including encouragement and negotiation with shareholders, who have more than one vote per share, to request that they relinquish, for the common good of all shareholders, any preexisting rights, if necessary.

This proposal is not intended to unnecessarily limit our Board’s judgment in crafting the requested change in accordance with applicable laws and existing contracts. This proposal is important because certain shares have super-sized voting power with 10-votes per share compared to one-vote per share for other shareholders. Without an equal voice, shareholders cannot hold management accountable.

The 2015 edition of this proposal topic won 185 million yes-votes at Google.

Please vote to protect shareholder value:

Give Each Share An Equal Vote — Proposal 6

Board’s Statement in Opposition to Stockholder Proposal

The Board opposes the proposal. The only difference between our two classes of common stock is that the Class A common stock has one vote per share while the Class B common stock has ten votes per share. This dual class voting structure has twice been approved by our stockholders–once in 1987 when they initially authorized us to issue multiple voting Class B common stock, and again in 2003 when they approved an increase in the number of shares of Class B common stock we could issue and changes to the terms of the Class B common stock that enabled it to be listed on the New York Stock Exchange. The Board originally believed this voting structure had value, and our Board continues to believe this voting structure benefits Lennar.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “AGAINST” this proposal.

X.	SECURITY OWNERSHIP

Security Ownership of Officers and Directors

The following table shows beneficial ownership information as of February 16, 2016 for (1) each of our current Directors, (2) each of our “named executive officers” who are listed in the “Summary Compensation Table” and (3) all of our current Directors and executive officers as a group. As of February 16, 2016, we had 183,164,775 shares of Class A common stock and 31,303,195 shares of Class B common stock outstanding.

	Class A Common Stock		Class B Common Stock
Name	Number Of Shares Beneficially Owned(1)(2)	Percent Of Class	Number Of Shares Beneficially Owned(3)	Percent Of Class
Rick Beckwitt	1,061,995	*	-	*
Irving Bolotin	91,308	*	15,288	*
Steven L. Gerard	36,351	*	850	*
Tig Gilliam	22,210	*	-	*
Bruce Gross	557,289	*	60,582	*
Sherrill W. Hudson	28,500	*	5,000	*
Jonathan M. Jaffe	661,110	*	37,823	*
Sidney Lapidus	126,159	*	39,996	*
Teri McClure	14,133	*	-	*
Stuart A. Miller(4)	1,404,392	*	21,408,123	68.4%
Armando Olivera	5,535	*	-	*
Jeffrey Sonnenfeld	32,666	*	-	*
Mark Sustana	165,001	*	-	*
All current directors and executive officers as a group (15 persons)(5)	4,544,650	2.5%	21,575,621	68.9%

* Less than 1% of outstanding shares.

The address of each person named in this table is c/o Lennar Corporation, 700 NW 107th Avenue, Miami, Florida 33172. To the best of our knowledge, except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all the shares of common stock shown as beneficially owned by them.

(1)	In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by that person pursuant to options that are exercisable within 60 days after February 16, 2016 are deemed outstanding for purposes of determining the total number of outstanding shares held by such person but are not deemed outstanding for the purpose of determining the percentage of our outstanding shares held by any other stockholders. The table below sets forth the name of each director and the number of shares of Class A common stock issuable pursuant to such director’s exercisable options.

Name	Number of Shares Issuable Pursuant to Options Exercisable
Irving Bolotin	7,500
Steven L. Gerard	7,500
Tig Gilliam	7,500
Sherrill W. Hudson.	7,500
Sidney Lapidus	7,500
Teri McClure	7,500
Armando Olivera	3,075
Jeffrey Sonnenfeld	7,500

(2)

Includes shares held through a trust or an ESOP, as follows: Mr. Beckwitt, 17,382 shares held in family trusts; Mr. Bolotin, 17,755 shares held in two GRATs; Mr. Gross, 225,000 shares held in family trusts and 1,737 shares held in trust for a child; Mr. Jaffe, 493,496 shares held in a family trust, 2,581 shares held in an ESOP and 63,533 shares held by the Jaffe Family Foundation; Mr. Lapidus, 83,966 shares held in two GRATs; and Mr. Miller, 18,755 held in an ESOP. Includes shares pledged as collateral for borrowings as follows: Mr. Beckwitt, 766,279 shares; Mr. Gross, 106,191 shares; Mr. Jaffe, 423,988 shares; and Mr. Miller, 839,933 shares.

(3)	Includes shares held through a trust or an ESOP, as follows: Mr. Gross, 10,000 shares held in trust for a child; Mr. Jaffe, 37,560 shares held in a family trust and 263 shares held in an ESOP, and Mr. Miller, 1,917 shares held in an ESOP. Includes shares pledged as collateral for borrowings as follows: Mr. Gross 46,292 and Mr. Miller, 97,630 shares.

(4)	Mr. Miller has shared voting and investment power with respect to 332,370 shares of Class A common stock reflected in the table, of which 36,850 are held in a family trust, and 295,520 are held in charitable family foundations. Mr. Miller, his brother and his sister are trustees and beneficiaries of trusts that directly or indirectly hold substantial limited partner interests in two partnerships (Mr. Miller, his brother and sister also directly own minor limited partnership interests in the two partnerships), which together own 21,204,314 of the shares of Class B common stock reflected in this table. Mr. Miller is the sole officer and the sole director of the corporation that owns the general partner interests in the partnerships and Mr. Miller has sole voting and dispositive power over these shares. Because of that, Mr. Miller is shown as the beneficial owner of the shares held by the partnerships, even though he has only a limited pecuniary interest in those shares. In addition, Mr. Miller has shared voting and investment power with respect to 104,262 of the shares of Class B common stock reflected in this table.

(5)	Includes 338,001 shares of Class A common stock and 7,959 shares of Class B common stock held by two executive officers who are not NEO’s. Of those shares, one executive officer holds 6,950 shares of Class A common stock and 6,750 shares of Class B common stock in trust for minor children.

Each outstanding share of Class A common stock entitles the holder to one vote and each outstanding share of Class B common stock entitles the holder to ten votes. As of February 16, 2016, Mr. Miller had the power to cast 215,485,622 votes, which is 43.4% of the combined votes that could be cast by all the holders of Class A common stock and Class B common stock, and all of our directors and executive officers as a group had the power to cast 220,300,860 votes, which is 44.4% of the combined votes that could be cast by all the holders of Class A common stock and Class B common stock.

Security Ownership of Principal Stockholders

The following table shows stock ownership information as of February 16, 2016 with respect to each of our stockholders who is known by us to be a beneficial owner of more than 5% of either class of our outstanding common stock. To the best of our knowledge, and except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name	Title of Class	Amount and Nature of Beneficial Ownership	Percent Of Class(1)
Stuart A. Miller 700 Northwest 107th Avenue Miami, FL 33172	Class B Common Stock	21,408,123(2)	68.4%

BlackRock, Inc 55 East 52nd Street New York, NY 10055	Class A Common Stock	15,472,981(3)	8.4%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	Class A Common Stock	15,034,336(4)	8.2%

FMR LLC 245 Summer Street Boston, MA 02210	Class A Common Stock	12,071,959(5)	6.6%

GAMCO Investors, Inc. One Corporate Center Rye, NY 10580-1435	Class B Common Stock	1,988,893(6)	6.4%

Wellington Management Group, LLP 280 Congress Street Boston, MA 02210	Class A Common Stock	11,333,430(7)	6.2%

Manulife Financial Corporation 200 Bloor Street East Toronto, Ontario, Canada, M4W 1E5	Class A Common Stock	9,428,755(8)	5.1%

(1)	Percent of Class is determined based on the total issued and outstanding shares of the applicable class on February 16, 2016.

(2)	Mr. Miller, his brother and his sister are trustees and beneficiaries of trusts that directly or indirectly hold substantial limited partner interests in two partnerships (Mr. Miller, his brother and sister also directly own minor limited partnership interests in the two partnerships), which together own 21,204,314 of the shares of Class B common stock reflected in this table. Mr. Miller is the sole officer and the sole director of the corporation that owns the general partner interests in the partnerships and Mr. Miller has sole voting and dispositive power over these shares. Because of that, Mr. Miller is shown as the beneficial owner of the shares held by the partnerships, even though he has only a limited pecuniary interest in those shares. In addition, Mr. Miller has shared voting and investment power with respect to 104,262 of the shares of Class B common stock reflected in this table.

(3)	Based on Amendment No. 7 to the stockholder’s Schedule 13G filed on February 10, 2016. The stockholder has sole voting power with respect to 13,905,961 shares and sole dispositive power with respect to 15,472,981 shares.

(4)	Based on Amendment No. 3 to the stockholder’s Schedule 13G filed on February 10, 2016. The stockholder has sole voting power with respect to 332,193 shares, sole dispositive power with respect to 14,686,490 shares, shared voting power with respect to 17,000 shares and shared dispositive power with respect to 347,846 shares.

(5)	Based on Amendment No. 11 to the stockholder’s Schedule 13G filed on February 12, 2016. Of the 12,071,959 shares beneficially owned, FMR LLC has (i) sole voting power with respect to 891,472 shares, and (ii) sole investment power with respect to 12,071,959 shares. Abigail P. Johnson, Director, Vice Chairman, Chief Executive Officer and President of FMR LLC, has sole investment power with respect to 12,071,959 shares. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(6)	Based on Amendment No. 5 to the stockholder’s Schedule 13D filed on June 25, 2015. (i) The Gabelli Funds, LLC, a wholly owned subsidiary of GAMCO Investors, Inc. (“GBL”), has sole voting and dispositive power with respect to 960,409 shares, (ii) GAMCO Asset Management Inc., a wholly-owned subsidiary of GBL, has sole voting power with respect to 1,679,093 shares and sole dispositive power with respect to 1,988,893 shares, (iii) Gabelli Securities, Inc., majority-owned subsidiary of GBL, has sole voting and dispositive power with respect to 184,417 shares, (iv) GGCP, Inc., the manager and a member of GGCP Holdings LLC which is the controlling shareholder of GBL, has sole voting and dispositive power with respect to 43,200 shares, (v) GBL has sole voting and dispositive power with respect to 5,460 shares, and (vi) Mario J. Gabelli, the controlling stockholder, Chief Executive Officer and a director of GGCP Inc. and Chairman and Chief Executive Officer of GBL, has sole voting and dispositive power with respect to 79,900 shares.

(7)	Based on Amendment No. 2 to the stockholder’s Schedule 13G filed on February 11, 2016. Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP each have shared voting power with respect to 4,029,366 shares and shared dispositive power with respect to 11,333,430 shares. Wellington Management Company LLP has shared voting power with respect to 3,686,508 shares and shared dispositive power with respect to 10,780,294 shares. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP.

(8)	Based on Amendment No. 2 to the stockholder’s Schedule 13G filed on February 16, 2016. Manulife Financial Corporation is the indirect parent of the following wholly owned subsidiaries: (i) Manulife Asset Management (US) LLC, which has sole voting and dispositive power with respect to 9,428,755 shares, (ii) Manulife Asset Management (North America) Limited, which has sole voting and dispositive power with respect to 42,825 shares, and (iii) Manulife Asset Management Limited, which has sole voting and dispositive power with respect to 371,013 shares.

XI.	OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and the NYSE reports of ownership and changes in ownership of our Class A common stock and Class B common stock. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based on the review of copies of such reports furnished to us and written representations by our directors and officers that no other reports by them were required, we believe that, during the 2015 fiscal year, our executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them, except that due to administrative error, Mr. Gross’ Section 16 reports did not timely report the disposition of a gift of 325 shares of Class A common stock and did not timely report the transfer of 225,000 shares of Class A common stock to family trusts in which he has beneficial and pecuniary interests.

Stockholder Proposals for 2017 Annual Meeting

Stockholder proposals should be sent to the Office of the General Counsel at Lennar Corporation, 700 Northwest 107th Avenue, Miami, Florida 33172. To be considered for inclusion in Lennar’s proxy statement for the 2017 Annual Meeting of Stockholders, the deadline for submission of stockholder proposals, pursuant to Rule 14a-8 of the Exchange Act, is November 2, 2016. Additionally, pursuant to our By-Laws, Lennar must receive notice of any stockholder proposal to be submitted at the 2017 Annual Meeting of Stockholders, but not required to be included in our proxy statement, no earlier than December 14, 2016 and no later than January  13, 2017. Our By-Laws and our NCG Committee Charter set forth the information that is required in a written notice of a stockholder proposal.

List of Stockholders Entitled to Vote at the Annual Meeting

The names of stockholders of record entitled to vote at the Annual Meeting will be available at our corporate office for a period of 10 days prior to the Annual Meeting and continuing through the Annual Meeting.

Expenses Relating to this Proxy Solicitation

We will pay all expenses relating to this proxy solicitation. Our officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of our stock and obtaining proxies from those owners.

Communication with Lennar’s Board of Directors

Anyone who wishes to communicate with our Board of Directors, a committee of the Board, the independent Directors as a group or any member of the Board, may send correspondence to the Office of the General Counsel at Lennar Corporation, 700 Northwest 107th Avenue, Miami, Florida 33172. The General Counsel will compile and submit on a periodic basis all stockholder correspondence to the entire Board of Directors, or, if and as designated in a particular communication, to a committee of the Board, the independent Directors as a group or an individual Director, as applicable.

As set forth in our Code of Business Conduct and Ethics, we require our associates to maintain the highest level of integrity in their dealings on behalf of our Company and its subsidiaries. We are dedicated to the utmost ethical standards and through our corporate charters and guidelines, we remain committed and accountable to our stockholders, associates, customers and the communities in which we operate. Concerns or complaints regarding financial, accounting, auditing, code of conduct or related matters can be submitted by stockholders, associates, customers and any other interested persons, and concerns regarding questionable accounting or auditing matters can be submitted by associates, confidentially and anonymously to the Audit Committee of our Board of Directors in the following manner:

By email to:	lennar@tnwinc.com
By telephone to:	1-800-503-1531
By mail addressed to:	The Network
Attention: Lennar Corporation
333 Research Court
Norcross, GA 30092

Also, concerns about our operations, our financial reporting, our business integrity, or any other matter related to our Company, can be submitted by anyone to the non-management directors of our Board of Directors in the following manner:

By email to:	feedback@lennar.com
By telephone to:	1-800-503-1534

All communications will automatically be submitted to our Lead Director, who will distribute such communications

Available Information

We maintain an internet website at www.lennar.com. Copies of the Committee charters of each of the Audit Committee, Compensation Committee and NCG Committee, together with certain other corporate governance materials, including our Code of Business Conduct and Ethics, can be found in the Investor Relations-Corporate Governance section of our website at www.lennar.com, and such information is also available in print to any stockholder who requests it through our Investor Relations department at the address below.

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the fiscal 2015 Form 10-K as filed with the SEC, including the financial statements and schedules included in it, but not the exhibits. In addition, that report is available, free of charge, through the Investor Relations-Corporate Governance section of our internet website at www.lennar.com. A request for a copy of the report should be directed to Lennar Corporation, 700 Northwest 107th Avenue, Miami, Florida 33172, Attention: Investor Relations. A copy of any exhibit to the fiscal 2015 Form 10-K will be forwarded following receipt of a written request with respect to it addressed to Investor Relations.

Electronic Delivery

This year we again have elected to take advantage of the SEC’s rule that allows us to furnish proxy materials to you online. We believe electronic delivery will expedite stockholders’ receipt of materials, while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of full sets of materials. We mailed the Notice of Internet Availability containing instructions on how to access our proxy statement and annual report online on or about March 2, 2016. If you would like to receive a paper copy of the proxy materials, the Notice of Internet Availability contains instructions on how to obtain a paper copy.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice of Internet Availability, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Internet Availability, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Notice of Internet Availability for your household, please contact our transfer agent, Computershare Trust Company, N.A. (in writing: P.O. Box 30170 College Station, TX 77842, or by telephone: in the U.S., (800) 446-2617; outside the U.S., (781) 575-4706).

If you participate in householding and wish to receive a separate copy of the Notice of Internet Availability, or if you do not wish to participate in householding and prefer to receive separate copies of the Notice of Internet Availability in the future, please contact Computershare as indicated above. Beneficial stockholders can request information about householding from their nominees.

Exhibit A

LENNAR CORPORATION

2016 EQUITY INCENTIVE PLAN

The purpose of the Lennar Corporation 2016 Equity Incentive Plan is to promote the interests of the Company, its Subsidiaries and its stockholders by providing a means to (i) attract and retain officers, employees and Directors of, and others individuals expected to provide significant services to, the Company and its Subsidiaries; (ii) motivate such individuals by means of equity-based incentives to achieve performance goals; (iii) enable such individuals to participate in the growth and financial success of the Company; (iv) encourage ownership of stock in the Company by such individuals; and (v) align the interests of such individuals with those of the Company and its stockholders. Under the Plan, officers, employees and Directors of, and consultants to, the Company and its Subsidiaries may be granted equity-based incentives in the form of Restricted Stock, Options, Phantom Shares or other equity based awards. The Plan is intended to replace the Company’s 2007 Equity Incentive Plan, as amended, provided that awards outstanding under such plan as of the Effective Date shall remain outstanding in accordance with their terms.

1.	EFFECTIVE DATE AND TERMINATION OF PLAN.

The effective date of the Plan (the “Effective Date”) is January 13, 2016, provided that the stockholders of the Company approve the Plan not later than the first annual meeting of stockholders held after that date. The Plan shall terminate on, and no Award shall be granted hereunder on or after January 13, 2026 (the 10-year anniversary of the approval of the Plan by the Board); provided, however, that the Board may at any time before that date terminate the Plan.

2.	ADMINISTRATION OF PLAN.

2.1 Committee. Except as provided below, the Plan shall be administered by the Committee; provided, however, that (i) the Board may at any time take on the powers, authority and duties of the Committee hereunder, and (ii) the Board shall serve as the Committee in respect of any Awards made to any Non-Employee Director. At any time that a member of the Committee is not a Qualified Member, (a) any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members, and (b) any action relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by the Board, a subcommittee of the Committee consisting of two or more Qualified Members or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan.

2.2 Authority of the Committee. Subject to the provisions of the Plan, the Committee shall in its discretion as reflected by the terms of the Award Agreements (i) authorize the granting of Awards to Eligible Persons; and (ii) determine the eligibility of Eligible Persons to receive an Award, as well as determine the number of Shares to be covered under any Award Agreement, considering the position and responsibilities of the Eligible Person, the nature and value to the Company of the Eligible Person’s present and potential contribution to the success of the Company whether directly or through its Subsidiaries and such other factors as the Committee may deem relevant.

2.3 Delegation of Authority. Notwithstanding Section 2.2, to the extent permitted by applicable law, and other than with respect to Awards intended to qualify for an exemption from the limitations of Section 162(m) of the Code, Awards made to individuals covered by Section 16 of the Exchange Act, and Awards issued to any person delegated authority by the Committee pursuant to this Section 2.3, the Committee may delegate all or a part of its authority and duties with respect to Awards under the Plan to such other person or persons (including, without limitation, the Chief Executive Officer and the Chief Human Resources Officer of the Company) as the Committee shall determine in its sole discretion.

2.4 Determinations of the Committee. All decisions, determinations and interpretations by the Committee or the Board regarding the Plan shall be final and binding on all Eligible Persons and Participants. The Committee or the Board, as applicable, shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

3.	SHARES AND UNITS SUBJECT TO THE PLAN.

3.1 Aggregate Limits. Subject to adjustments as provided in Section 12, the total number of Shares subject to Awards granted under the Plan, in the aggregate, shall be 15,000,000. The maximum number of Shares that may underlie Awards, other than Options, granted in any one calendar year to any Eligible Person, shall not exceed 500,000. Subject to adjustments pursuant to Section 12, Incentive Stock Options with respect to an aggregate of no more than 14,500,000 Shares may be granted under the Plan, and in no event may any Eligible Person receive Options (or stock appreciation rights) for more than 1,000,000 Shares during any calendar year. Notwithstanding the foregoing, except in the case of Awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, there shall be no per-person limit on the number of Phantom Shares to the extent they are paid out in cash that may be granted under the Plan.

3.2 Issuance of Shares; Share Counting. The Shares distributed under the Plan may be treasury Shares or authorized but unissued Shares. For the purpose of determining the number of Shares that are subject to Awards granted under the Plan, Phantom Shares will be deemed to be the number of Shares on which the Phantom Share payments will be based. Any Shares that have been granted as Restricted Stock but are forfeited, that are the subject of Options that expire, or upon which Phantom Shares or other equity-based Awards that are forfeited were based, may again be made the subject of Awards under the Plan. Notwithstanding the foregoing, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (i) Shares delivered to or withheld by the Company to pay the exercise price of an Option, (ii) Shares delivered to or withheld by the Company to pay the withholding taxes related to an Award, or (iii) Shares repurchased by the Company on the open market with the proceeds of an Award paid to the Company by or on behalf of the Participant.

3.3 Award Agreement. Each Award shall be the subject of an Award Agreement that shall contain such terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee. In the event that any Award Agreement or other agreement hereunder provides (without regard to this sentence) for the obligation of the Company or any affiliate thereof to purchase or repurchase Shares from a Participant or any other person, then, notwithstanding the provisions of the Award Agreement or such other agreement, such obligation shall not apply to the extent that the purchase or repurchase would not be permitted under Delaware law. The Participant shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan or an Award Agreement.

3.4 Reservation of Shares; No Fractional Shares; Minimum Issue; Certificates. The Company shall at all times reserve a number of Shares sufficient to cover the Company’s obligations and contingent obligations to deliver shares with respect to Awards then outstanding under the Plan. No fractional shares shall be delivered under the Plan. The Committee may pay cash in lieu of any fractional shares in settlements of awards under the Plan. The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate.

4.	PROVISIONS APPLICABLE TO STOCK OPTIONS.

4.1 Grant of Option. Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) determine and designate from time to time those Eligible Persons to whom Options are to be granted and the number and class of Shares to be optioned to each Eligible Person; (ii) determine whether to grant Options intended to be Incentive Stock Options, or to grant Non-Qualified Stock Options, or both (to the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option); provided that Incentive Stock Options may only be granted to employees; (iii) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; (iv) designate each Option as one intended to be an Incentive Stock Option or as a Non-Qualified Stock Option; and (v) determine or impose other conditions to the grant or exercise of Options under the Plan as it may deem appropriate.

4.2 Option Price. The Option Price shall be determined by the Committee on the date the Option is granted and reflected in the Award Agreement, as the same may be amended from time to time. Any particular Award Agreement may provide for different exercise prices for specified amounts of Shares subject to the Option. The Option Price with respect to each Option shall not be less than 100% of the Fair Market Value of a Share of the applicable class on the day the Option is granted.

4.3 Period of Option and Vesting.

a. Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the 5th anniversary of the date of grant or shall have such other term as is set forth in the applicable Award Agreement. The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

b. Each Option, to the extent that the Optionee has not had a Termination of Service and the Option has not otherwise lapsed, expired, terminated or been forfeited, shall first become exercisable according to the terms and conditions set forth in the Award Agreement, as determined by the Committee at the time of grant. Unless otherwise provided in the Award Agreement or herein, no Option (or portion thereof) shall ever be exercisable if the Optionee has a Termination of Service before the time at which such Option (or portion thereof) would otherwise have become exercisable, and any Option that would otherwise become exercisable after such Termination of Service shall not become exercisable and shall be forfeited upon such Termination. Upon and after the death of an Optionee, such Optionee’s Options, if and to the extent otherwise exercisable hereunder or under the applicable Award Agreement, may be exercised by the Successors of the Optionee.

4.4 Exercisability Upon and After Termination of Optionee.

a. Subject to provisions of the Award Agreement, if an Optionee has a Termination of Service other than by the Company or its Subsidiaries for Cause, and other than by reason of death, Retirement or Disability, then any Option that was exercisable on the date of the Termination of Service may be exercised for a 90-day period from the date of the Termination of Service (and no exercise of such Option may occur after the expiration of such period), or if earlier, the expiration of the term of the Option as provided under Section 4.3(a). Subject to provisions of the Award Agreement, any Option which has not yet become exercisable by the date of the Termination of Service shall terminate and cease to be exercisable at the close of business on that date.

b. Subject to provisions of the Award Agreement, in the event the Optionee has a Termination of Service on account of death or Disability, the Option will become fully vested and immediately exercisable until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 4.3(a).

c. Subject to the provisions of the Award Agreement, if an Optionee has a Termination of Service on account of Retirement, then (i) any Option which has not yet become exercisable by the date of the Termination of Service shall become fully vested and immediately exercisable, and (ii) any Option that was exercisable on the date of the Termination of Service may be exercised for a one-year period from the date of the Termination of Service (and no exercise of such Option may occur after the expiration of such period), or, if earlier, the expiration of the term of the Option as provided under Section 4.3(a).

d. Notwithstanding any other provision hereof, unless otherwise provided in the Award Agreement, if the Optionee has a Termination of Service by the Company for Cause, then the Optionee’s Options, to the extent then unexercised, shall terminate and cease to be exercisable on the date of the Termination of Service.

4.5 Exercise of Options.

a. Subject to vesting, restrictions on exercisability and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised, and payment in full of the aggregate Option Price made, by an Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased.

b. Without limiting the scope of the Committee’s discretion hereunder, the Committee may impose such other restrictions on the exercise of Incentive Stock Options (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.

4.6 Payment.

a. The aggregate Option Price shall be paid in full upon the exercise of the Option. Subject in all events to the prohibition on loans to directors and executive officers contained in Section 10(e), payment must be made by one of the following methods:

i.	a certified or bank cashier’s check;

ii.	the proceeds of a broker-assisted cashless exercise program established by the Company;

iii.	if approved by the Committee in its discretion, by surrender of Shares of previously owned Common Stock having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price with regard to the Shares as to which the Option is being exercised;

iv.	if approved by the Committee in its discretion at the written request of the Optionee, by having a portion of the Shares as to which the Option is exercised withheld by the Company, with such withheld Shares having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price with regard all the Shares as to which the Option is being exercised; or

v.	by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

b. Except in the case of Options exercised by certified or bank cashier’s check, the Committee may impose limitations and prohibitions on the way Options can be exercised as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.

c. The Company shall pay for any fractional Shares resulting from an Optionee’s exercise in cash based upon the Fair Market Value of a Share on the date of exercise.

4.7 Exercise by Successors. An Option may be exercised, and payment in full of the aggregate Option Price made, by the Successors of the Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased. Such notice shall state that the aggregate Option Price will be paid in full, or that the Option will be exercised as otherwise provided hereunder, in the discretion of the Company or the Committee, if and as applicable.

4.8 Nontransferability of Option. Each Option granted under the Plan shall be nontransferable by the Optionee except by will or the laws of descent and distribution of the state wherein the Optionee is domiciled at the time of the Optionee’s death; provided, however, that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated U.S. federal income taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code, and (iii) is otherwise appropriate and desirable.

4.9 Certain Incentive Stock Option Provisions.

a. The aggregate Fair Market Value, determined as of the date an Option is granted, of the Common Stock for which any Optionee may be awarded Incentive Stock Options which are first exercisable by the Optionee during any calendar year under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) shall not exceed $100,000.

b. If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition.

c. The Option Price with respect to each Incentive Stock Option shall not be less than 100%, or 110% in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), of the Fair Market Value of a Share of the applicable class on the day the Option is granted. In the case of an individual described in Section 422(b)(6) of the Code who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant.

5.	PROVISIONS APPLICABLE TO RESTRICTED STOCK.

5.1 Grant of Restricted Stock.

(a) Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the Award Agreements relating to grants of Restricted Stock: (i) authorize the granting of Restricted Stock to Eligible Persons; (ii) provide a specified purchase price (or that there will be no purchase price) for the Restricted Stock granted to an Eligible Person; (iii) determine the period during which the Restricted Stock granted to an Eligible Person will be forfeitable and any other restrictions applicable to that Restricted Stock; and (iv) determine or impose any other conditions that it may deem appropriate, including any requirement of achievement of Performance Goals, upon the grant of Restricted Stock to an Eligible Person.

(b) In connection with the grant of Restricted Stock, whether or not Performance Goals (as provided for under Section 8) apply thereto, the Committee shall establish one or more vesting periods with respect to the shares of Restricted Stock granted (during which time such shares shall be subject to forfeiture), the length of which shall be determined in the discretion of the Committee. Subject to the provisions of this Section 5, the applicable Agreement and the other provisions of the Plan, restrictions on Restricted Stock shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable vesting period.

5.2 Certificates.

a. In the discretion of the Committee, each Grantee may be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan. A “book entry” (by computerized or manual entry) shall be made in the records of the Company to evidence an award of Restricted Stock, where no certificate is issued in the name of the Grantee. Each certificate, if any, shall be registered in the name of the Grantee and may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE LENNAR CORPORATION 2016 EQUITY INCENTIVE PLAN RELATING TO RESTRICTED STOCK AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND LENNAR CORPORATION. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF LENNAR CORPORATION.

b. The Committee may require that any stock certificates evidencing Shares of Restricted Stock be held in custody by the Company until the restrictions relating to those

Shares shall have lapsed, and may in its discretion require that, as a condition of any Restricted Stock Award, the Grantee shall have delivered a stock power, signed in blank, relating to the stock covered by such Award. If and when such restrictions lapse, the stock certificates and any stock powers relating to them shall be delivered by the Company to the Grantee or his or her designee as provided in Section 5.3.

5.3 Restrictions on Transfer. Subject to the provisions of the Plan and the Award Agreement, during a period commencing with the date of such Award and ending on the date the period of forfeiture with respect to such Shares lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished). Subject to the provisions of the Award Agreement and Section 5.4 and 5.5 below, the period of forfeiture with respect to Shares granted hereunder shall lapse as provided in the applicable Award Agreement. Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Shares shall only lapse as to whole Shares.

5.4 Effect of Termination of Service.

a. Subject to the provisions of the Award Agreement, in the event the Grantee has a Termination of Service on account of death, Disability or Retirement during the applicable period of forfeiture, on the date of the Termination of Service all restrictions under the Plan will immediately lapse on all Restricted Stock granted to the applicable Grantee and that Restricted Stock will no longer be subject to forfeiture.

b. Except as otherwise provided in the applicable Award Agreement, if the Grantee has a Termination of Service by the Grantee for any reason, other than on account of death, Retirement or Disability, then on the date of the Termination of Service, all Restricted Stock that is still subject to forfeiture shall thereupon, and with no further action, be forfeited by the Grantee.

c. Except as otherwise provided in the applicable Award Agreement, if the Grantee has a Termination of Service by the Company or any of its Subsidiaries for any reason (whether or not for Cause) during a period of forfeiture, then on the date of the Termination of Service, all Restricted Stock that is still subject to forfeiture shall thereupon, and with no further action, be forfeited by the Grantee, except to the extent that the Committee, on or before the date of the Termination of Service, determines that, the restrictions on some or all of the Grantee’s shares of Restricted Stock will terminate on the date of the Termination of Service, in which case on that date the restrictions on those shares will terminate and those shares of Restricted Stock will no longer be subject to forfeiture.

5.5 Dividends and Voting Rights. Except as provided in Section 12, or as otherwise provided in the applicable Award Agreement, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares and the right to receive any cash dividends or other distributions with respect to the Shares; provided, however, that (i) any cash dividends or distributions on performance-based Restricted Stock shall be subject to the same performance-based vesting criteria and paid (if at all) to the Grantee upon satisfaction of the performance-based vesting criteria applicable to the underlying Restricted Stock with respect to which they were paid or distributed (without regard to any time-based vesting criteria applicable thereto), and (ii) any non-cash dividends or distributions shall be subject to the same vesting criteria and transfer restrictions as the underlying Restricted Stock with respect to which they were paid or distributed.

5.6 Vesting of Restricted Stock. Upon the vesting of a Share of Restricted Stock pursuant to the terms hereof, the vesting restrictions shall cease to apply to such Share. Reasonably promptly after a Share of a Restricted Stock vests pursuant to the terms hereof and the applicable Award Agreement, the Company shall cause to be issued and delivered to the Grantee, either (i) a certificate evidencing such Shares or (ii) an electronic issuance evidencing such Shares.

6.	PROVISIONS APPLICABLE TO PHANTOM SHARES.

6.1 Grant of Phantom Shares.

a. Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Phantom Shares (including Phantom Shares designated as Deferred Shares as provided herein) to Eligible Persons and (ii) determine or impose any conditions to the grant of Phantom Shares that it may deem appropriate.

b. The Phantom Share Value payable on settlement of Phantom Shares may be either the Fair Market Value of a specified number of shares of Common Stock of either class, or the amount by which the Fair Market Value of a specified number of shares of Common Stock of either class exceeds a base amount.

6.2 Term. The Committee may provide in an Award Agreement that any particular Phantom Share shall expire at the end of a specified term.

6.3 Vesting.

a. Subject to Section 6.3(b), Phantom Shares shall vest as provided in the applicable Award Agreement.

b. Unless otherwise determined by the Committee at the time of grant, the Phantom Shares granted pursuant to the Plan shall be subject to the following vesting conditions:

(i) Subject to the provisions of the Award Agreement, in the event the Grantee has a Termination of Service on account of death, Disability or Retirement, on the date of the Termination of Service, all outstanding Phantom Shares granted to such Grantee shall become immediately vested.

(ii) Subject to the provisions of the Award Agreement, in the event that a Grantee has a Termination of Service by the Grantee other than on account of death, Retirement or Disability, on the date of the Termination of Service, any and all of the Grantee’s Phantom Shares which have not vested prior to or as of that date shall thereupon, and with no further action, be forfeited and cease to be outstanding and no payments shall be made with respect to such forfeited Phantom Shares, except to the extent that the Committee, on or before the date of the Termination of Service, determines that some or all of the Grantee’s Phantom Shares shall become vested on the date of the Termination of Service, in which case on that date those Phantom Shares shall become immediately vested.

6.4 Settlement of Phantom Shares.

a. Unless otherwise determined by the Committee at the time of grant, each vested and outstanding Phantom Share shall be settled in cash at the applicable Phantom Share

Value. Phantom Shares that are to be settled in Shares shall be referred to as “Deferred Shares” and shall otherwise be subject to the terms of this Section 6.

b. Unless otherwise provided in the applicable Award Agreement, the Phantom Share Value with regard to Phantom Shares will be determined as of the Settlement Date with regard to those Phantom Shares and, unless otherwise determined by the Committee when the Phantom Shares are granted, will be paid in a single sum as promptly as practicable after the Settlement Date.

c. (i) Unless otherwise provided in the applicable Award Agreement, the “Settlement Date” with respect to a Phantom Share is the first day of the month to follow the date on which the Phantom Share vests; provided that a Grantee may elect, in accordance with procedures to be established by the Committee, that such Settlement Date will be deferred as elected by the Grantee to the first day of the month to follow the Grantee’s Termination of Service, or such other time as may be permitted by the Committee. Unless otherwise determined by the Committee, any election under this Section 6.4(c) must, except as may otherwise be permitted under the rules applicable under Section 409A of the Code, (A) not be effective until at least one year after the date on which it is made, (B) in the case of any election related to payments to commence at a specific time or pursuant to a fixed schedule, be made at least one year before the date on which the first payment is scheduled to be made and (C) defer the commencement of the related payment(s) for at least five years from the date such payment(s) would otherwise have been paid. (ii) Notwithstanding the foregoing, if a Grantee dies before the specified Settlement Date, the Settlement Date will be the date of the Grantee’s death.

d. Notwithstanding any other provision of the Plan, the Committee may permit a Grantee to receive amounts that are due to be paid in installments as provided in Section 6.4(b) or were deferred by the Grantee as provided in Section 6.4(c) before they are due to be received in the event of an “Unforeseeable Emergency.” For these purposes, an “Unforeseeable Emergency,” as determined by the Committee in its sole discretion, is a severe financial hardship to the Grantee resulting from a sudden and unexpected illness or accident of the Grantee or a “dependent,” as defined in Section 152(a) of the Code, of the Grantee, loss of the Grantee’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Grantee. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

(i) through reimbursement or compensation by insurance or otherwise, by liquidation of the Grantee’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

(ii) by future cessation of the making of additional deferrals under Section 6.4(b) or (c).

Without limitation, the need to send a Grantee’s child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency. Distributions of amounts because of an Unforeseeable Emergency shall be permitted to the extent reasonably needed to satisfy the emergency need.

6.5 Other Phantom Share Provisions.

a. Rights to payments with respect to Phantom Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.

b. A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time. If no beneficiary designation is in effect at the time of a Grantee’s death, payments hereunder shall be made to the Grantee’s estate. If a Grantee with a vested Phantom Share dies, such Phantom Share shall be settled and the Phantom Share Value in respect of such Phantom Shares paid, and any payments deferred pursuant to an election under Section 6.4(c) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee’s beneficiary or estate, as applicable.

c. The Committee may establish a program under which distributions with respect to Phantom Shares may be deferred for periods in addition to those otherwise contemplated by foregoing provisions of this Section 6. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

d. Notwithstanding any other provision of this Section 6, any fractional Phantom Share will be paid out in cash at the Phantom Share Value as of the Settlement Date.

e. No Phantom Share, or Deferred Share until the time of distribution, shall be construed to give any Grantee any rights with respect to Shares or any ownership interest in the Company. Except as may be provided in accordance with an award of dividend equivalent rights, no provision of the Plan shall be interpreted to confer upon any Grantee any voting, dividend or other similar rights with respect to any Phantom Share or Deferred Share until the time of distribution.

7.	OTHER STOCK-BASED AWARDS. The Committee shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock, the grant of stock appreciation rights, the grant of Common Stock, the grant of restricted stock units, and the grant of dividend equivalent rights.

8.	PERFORMANCE GOALS. The Committee, in its discretion, may, in the case of Awards (including, in particular, Awards other than Options) intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”), (i) establish one or more performance goals (“Performance Goals”) as a precondition to the vesting of Awards, and (ii) provide, in connection with the establishment of the Performance Goals, for predetermined Awards to those Participants (who continue to meet all applicable eligibility requirements) with respect to whom the applicable Performance Goals are satisfied. The Performance Goals shall be based upon one or more of the criteria set forth in Exhibit A hereto which is hereby incorporated herein by reference as though set forth in full. The Performance Goals shall be established in a timely fashion such that they are considered pre-established for purposes of the rules governing performance-based compensation under Section 162(m) of the Code. Prior to the vesting of affected Awards hereunder, the Committee shall have certified that any applicable Performance Goals, and other material terms of the Award, have been satisfied. Performance Goals which do not satisfy the foregoing provisions of this Section 8 may be established by the Committee with respect to Awards not intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

9.	TAX WITHHOLDING.

9.1 In General. The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding determined by the Committee to be required by law. Without limiting the generality of the foregoing, the Committee may, in its discretion, require the Participant to pay to the Company at such time as the Committee determines the amount that the Committee deems necessary to satisfy the Company’s obligation to withhold federal, state or local income or other taxes incurred by reason of (i) the exercise of any Option, (ii) the lapsing of any restrictions applicable to any Restricted Stock, (iii) the receipt of a distribution in respect of Phantom Shares or (iv) any other applicable income-recognition event (for example, an election under Section 83(b) of the Code).

9.2 Share Withholding.

a. Upon exercise of an Option, the Optionee may, if approved by the Committee in its discretion, make a written election to have Shares then issued withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares, in order to satisfy the liability for withholding taxes. In the event that the Optionee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes (but in no event in excess of the statutory minimum withholding requirement to the extent necessary to avoid adverse accounting treatment). Where the exercise of an Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate.

b. Upon lapsing of restrictions on Restricted Stock (or other income-recognition event), the Grantee may, if approved by the Committee in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be released from restriction, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of vesting sufficient to satisfy the applicable withholding taxes (but in no event in excess of the statutory minimum withholding requirement to the extent necessary to avoid adverse accounting treatment).

c. Upon the making of a distribution in respect of Phantom Shares, the Grantee may, if approved by the Committee in its discretion, make a written election to have amounts (which may include Shares) withheld by the Company from the distribution otherwise to be made, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Committee permits, such an election, any Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes (but in no event in excess of the statutory minimum withholding requirement to the extent necessary to avoid adverse accounting treatment).

9.3 Withholding Required. Notwithstanding anything contained in the Plan or the Award Agreement to the contrary, the Participant’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation hereunder to deliver Shares to the Participant and to any release of restrictions that may otherwise be provided hereunder; and the applicable Option, Restricted Stock, or Phantom Shares shall be forfeited upon the failure of the Participant to satisfy such requirements with respect to, as applicable, (i) the exercise of the Option, (ii) the lapsing of restrictions on the Restricted Stock (or other income-recognition event) or (iii) distributions in respect of any Phantom Share.

10.	REGULATIONS AND APPROVALS.

(a) The obligation of the Company to deliver Shares with respect to an Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b) The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to an Award.

(c) Each grant of Options, Restricted Stock or Phantom Shares (or issuance of Shares in respect thereof), or other Award under Section 7 (or issuance of Shares in respect thereof), is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Options, Shares of Restricted Stock, Phantom Shares, other Awards or other Shares, no payment shall be made, or Phantom Shares or Shares issued or grant of Restricted Stock or other Award made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

(d) In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that such Shares are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

(e) Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Award Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act (generally, prohibiting loans by the Company to directors or executive officers).

11.	INTERPRETATION AND AMENDMENTS; OTHER RULES.

(a) The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Committee may (i) determine the extent, if any, to which Options, Phantom Shares or Shares (whether or not Shares of Restricted Stock) shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee shall be final and binding upon all persons. Unless otherwise expressly provided hereunder, the Committee, with respect to any grant, may exercise its discretion hereunder at the time of the Award or thereafter.

(b) The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to an Award previously granted unless such amendment is required in order to comply with applicable laws; provided, however, that the Plan may not be amended without stockholder approval in any case in which amendment in the absence of stockholder approval would cause the Plan to fail to comply with any applicable legal requirement or rule of a securities exchange or similar organization.

12.	CHANGES IN CAPITAL STRUCTURE.

(a) If (i) the Company or its Subsidiaries shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company or its Subsidiaries, or any distribution to holders of Common Stock other than cash dividends not exceeding in any fiscal year the per share amount that is 5% of the Fair Market Value of a share of Class A Common Stock on the first day of that fiscal year shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Awards (an event described in clause (i), (ii) or (iii) being a “Corporate Event”), then:

(x) the maximum aggregate number and kind of Shares available under Section 3 and subject to outstanding Awards shall be appropriately adjusted by the Committee in its discretion; and

(y) the Committee shall take any such action as in its discretion shall be necessary so that the rights after the Corporate Event of each holder of Options, each holder of Phantom Shares, and each holder of other Awards under Section 7 that will be affected by the Corporate Event, will be substantially proportionate to the rights with regard to those Options, Phantom Shares or other Awards prior to such Corporate Event, including, without limitation, adjustments in (A) the number of Options and Phantom Shares (and other Awards under Section 7) granted, (B) the number and kind of shares or other property to be distributed in respect of Options and Phantom Shares (and other Awards under Section 7 as applicable), (C) the Option Price and Phantom Share Value, and (D) performance-based criteria established in connection with Awards (to the extent consistent with Section 162(m) of the Code, if applicable); provided that, in the discretion of the Committee, the foregoing clause (D) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 12(a) had the event related to the Company.

(b) Any Shares or other securities distributed to a Grantee with respect to Restricted Stock or otherwise issued as a result of a Corporate Event in substitution for Restricted Stock shall be subject to the restrictions and requirements imposed in accordance with Section 5 on the Restricted Stock with regard to which it is issued, including the requirement to deposit certificates and stock powers with the Company and to have legends placed on certificates.

(c) If the Company shall be consolidated or merged with another corporation or other entity, each Grantee who has received Restricted Stock that is then subject to restrictions imposed in accordance with Section 5.3 may be required to deposit with the successor corporation the certificates, if any, for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 5.2(b), and such stock, securities or other property shall become subject to the restrictions and requirements imposed in accordance with Section 5.3 on the Restricted Stock with respect to which it is issued, and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 5.2(a).

(d) The judgment of the Committee with respect to any matter referred to in this Section 12 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

13.	EFFECT OF CHANGE OF CONTROL. Unless otherwise provided in the applicable Award Agreement, each Option granted to a Participant under the Plan will become exercisable in full, all Restricted Stock granted to a Participant under the Plan will vest and no longer be subject to forfeiture, and all outstanding Phantom Shares granted to a Participant under the Plan will become vested, if and when (but only if and when) there is a Change in Control and, within twenty-four months after the Change in Control, (x) the Company terminates the employment of the Participant (or, if the Participant is a non-employee officer or Director of the Company or its Subsidiaries, the Company terminates all the positions of the person as a non-employee officer or Director of the Company or its Subsidiaries) without Cause, or (y) the Participant is an employee and the Participant terminates his or her employment by the Company or its Subsidiaries for Good Reason; provided that, solely to the extent any such Options, Restricted Stock or Phantom Shares are not honored, assumed or replaced (with substantially equivalent awards) following the Change in Control, all such Awards shall become fully vested upon such Change in Control (in the case of any performance-based Awards, assuming target level performance) and thereupon cancelled in exchange for an amount in cash, for each share of Common Stock subject thereto, equal to the per-share consideration paid for the Common Stock in connection with such Change in Control, less, in the case of Options and other Awards subject to exercise, the applicable exercise price or base price (provided, however, that to the extent that the per-share consideration is less than or equal to the applicable exercise price or base price, Options and other Awards subject to exercise shall be cancelled for no consideration), which amount shall be paid to the Participant not more than ten (10) business days following the Change in Control. For the purposes of the Plan, the Company will be deemed to terminate the employment of a Participant if, solely as a result of action by the Company or a direct or indirect majority owned Subsidiary of the Company (or a successor employer or its parent or subsidiary) by which the Participant was employed, there is a Termination of Service with regard to the Participant as a result of which the Participant ceases to be employed either by the Company or by a direct or indirect majority owned Subsidiary of the Company (or a successor employer or its parent or subsidiary).

14.	MISCELLANEOUS.

14.1 No Rights to Employment or Other Service. Nothing in the Plan or in any grant made pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its stockholders to terminate the individual’s employment or other service at any time.

14.2 Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board (or a committee or subcommittee of the Board) and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its affiliates, including, but not limited to, the Plan. In the event that an Award is subject to more than one such policy, the policy with the most restrictive clawback or recoupment provisions shall govern such Award, subject to applicable law.

14.3 Limitations on Re-Pricing and Exchange of Options and Stock Appreciation Rights. Other than in connection with a change in the Company’s capitalization or other event or transaction described in Section 12, the terms of outstanding Awards may not be amended to (a) reduce the exercise price of outstanding Options (or stock appreciation rights) or take any other action that is treated as a repricing, as defined in Section 303A.08 of the New York Stock Exchange Listed Company Manual, or (b) at any time when the exercise price of an Option (or stock appreciation rights) is above the market value of a Share, cancel, exchange, buyout or surrender outstanding Options (or stock appreciation rights) in exchange for cash, other awards or Options (or stock appreciation rights) with an exercise price that is less than the exercise price of the original Options (or stock appreciation rights), without stockholder approval.

14.4 No Fiduciary Relationship. Nothing contained in the Plan (including without limitation Section 6.5(c)), and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company or its Subsidiaries, or their officers or the Committee, on the one hand, and any Participant, the Company, its Subsidiaries or any other person or entity, on the other.

14.5 No Fund Created. Any and all payments hereunder to any Grantee under the Plan shall be made from the general funds of the Company (or, if applicable, a Participating Company), no special or separate fund shall be established or other segregation of assets made to assure such payments, and any Phantom Shares (including for purposes of this Section 14.5 any accounts established to facilitate the implementation of Section 6.5(c)) and any other similar rights issued hereunder to account for Plan obligations do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The obligations of the Company under the Plan are unsecured and constitute a mere promise by the Company to make payments in the future and, to the extent that any person acquires a right to receive payments under the Plan from the Company, such right shall be no greater than the right of a general unsecured creditor of the Company. (If any affiliate of the Company is or is made responsible with respect to any Awards, the foregoing sentence shall apply with respect to such affiliate.) Without limiting the foregoing, Phantom Shares and any other similar rights issued hereunder to account for Plan obligations are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan, and each Grantee’s right in the Phantom Shares and any such other devices are limited to the right to receive payment, if any, as may herein be provided.

14.6 Notices. All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Company or mailed to its principal office, addressed to the attention of the Chief Human Resources Officer of the Company; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 14.6.

14.7 Captions. The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights.

14.8 Governing Law. THE PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

15.	DEFINITIONS.

Whenever used herein, the following terms shall have the meanings set forth below:

“Award,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Phantom Shares and any other equity-based Awards that the Committee may, from time to time, consider issuing under the Plan.

“Award Agreement” means a written agreement in a form approved by the Committee to be entered into between the Company and the Participant as provided in Section 3.3. An Award Agreement may be, without limitation, an employment or other similar agreement containing provisions governing grants hereunder, if approved by the Committee for use under the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise provided in the Participant’s Award Agreement, the Participant’s: (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its Subsidiaries or its affiliates; (iii) commission of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company or its Subsidiaries, or any affiliate thereof; (iv) fraud, misappropriation or embezzlement; (v) material breach of the Participant’s employment agreement (if any) with the Company or its Subsidiaries or its affiliates; (vi) acts or omissions constituting a material failure to perform substantially and adequately the duties assigned to the Participant; (vii) illegal act detrimental to the Company or its Subsidiaries or its affiliates; (viii) repeated failure to devote substantially all of the Participant’s business time and efforts to the Company if required by the terms of the Participant’s employment; or (ix) violation of any rule or policy of the Company that states that violations may result in termination of employment; provided, however, that, if at any particular time the Participant is subject to an effective employment agreement with the Company, then, in lieu of the foregoing definition, “Cause” shall at that time have such meaning with respect to the Participant as may be specified in such employment agreement.

“Change in Control” means (i) a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any person or group of related persons (as that term is defined for purposes of Section 13(d) of the Exchange Act) (a “Group”), other than a transaction with a majority owned Subsidiary of Company or a transaction in which the Common Stock that is outstanding immediately before the transaction constitutes, or entitles the holders to receive, a majority of the shares of the purchaser that are outstanding immediately after the transaction; (ii) the approval by the holders of the capital stock of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) the acquisition by any person or Group (other than one or more of the wife, or lineal descendants of the late Leonard Miller, or trusts or entities of which they own a majority of the beneficial interests) of beneficial ownership (determined as provided in the rules under Section 13 of the Exchange Act) of more than 50% in voting power of the outstanding Common Stock; or (iv) a majority of the members of the Board being persons who were not Directors on the Effective Date of the Plan and whose election was not approved by a vote of at least a majority of the members of the Board of Directors who either were members of the Board on the

Effective Date of the Plan or whose election, or nomination for election, to the Board was approved by such a majority.

Notwithstanding the foregoing, no event or condition shall constitute a Change in Control to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

“Class A Common Stock” means the Company’s Class A Common Stock, par value $.10 per share, either currently existing or authorized hereafter.

“Class B Common Stock” means the Company’s Class B Common Stock, par value $.10 per share, either currently existing or authorized hereafter.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board of Directors of the Company.

“Common Stock” means the Company’s Class A Common Stock or Class B Common Stock, either currently existing or authorized hereafter.

“Company” means Lennar Corporation, a Delaware corporation.

“Corporate Event” has the meaning set forth in Section 12.

“Deferred Shares” has the meaning set forth in Section 6.4(a).

“Director” means a director of the Company or one of its Subsidiaries.

“Disability” means, unless otherwise provided by the Committee in the Participant’s Award Agreement, the occurrence of an event which would entitle an employee of the Company to the payment of disability income under one of the Company’s approved long-term disability income plans or a long-term disability as determined by the Committee in its absolute discretion pursuant to any other standard as may be adopted by the Committee. Notwithstanding the foregoing, no circumstances or condition shall constitute a Disability to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Disability to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

“Effective Date” has the meaning set forth in Section 1.

“Eligible Person” means an officer, Director, or employee of the Company or its Subsidiaries or other person expected to provide significant services to the Company or its Subsidiaries; provided that, with respect to any Award that is intended to be an Incentive Stock Option, the term “Subsidiary” as used in this definition shall include only those entities that qualify as a “subsidiary corporation” with respect to the Company within the meaning of Section 424(f) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Participant” means an “officer” as defined under Rule 16a-1(f) under the Exchange Act.

“Fair Market Value” of a Share as of a particular date means (i) if Shares of that class are then listed on a national stock exchange or quoted on a national quotation system, the last sale price per Share of that class reported on that exchange or quotation system on that date (or if there are no reported sales on that date, on the last preceding date on which a sale of Shares of that class was reported on such exchange or quotation system); (ii) if Shares of that class are not then listed on a national stock exchange or quoted on a national quotation system, but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares of that class in such over-the-counter market on that date (or if there are no bid and asked prices for the Shares of that class reported on that date, on the last preceding date on which there were bid and asked prices reported in such market); or (iii) if Shares are not then listed on a national stock exchange, quoted on a national quotation system or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine.

“Good Reason” means, with respect to a Participant who is an employee of the Company or one or more of its Subsidiaries, (i) a reduction in the Participant’s base salary (other than a reduction of not greater than 10% that applies to all executives of a comparable level); (ii) a reduction in the Participant’s target cash annual incentive opportunity; (iii) a material reduction in the aggregate value of the Participant’s benefits under the employee benefit plans, programs and policies in which the Participant participates; (iv) a material diminution in the Participant’s reporting relationship, title or responsibilities; or (v) a requirement by the Company or its Subsidiary to which the Participant does not consent that the Participant move the principal place of business at or from which the Participant works by more than 50 miles, if such relocation results in an increase in the Participant’s daily commute by more than 10 miles each way.

“Grantee” means an Eligible Person granted Restricted Stock or Phantom Shares, or granted other equity-based Awards pursuant to Section 7 (but not an Optionee).

“Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422(b) of the Code.

“Non-Employee Director” means a member of the Board who is not otherwise employed by the Company or any Subsidiary.

“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.

“Option” means the right to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Committee.

“Optionee” means an Eligible Person to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

“Option Price” means the price per share of Common Stock, determined by the Board or the Committee, at which an Option may be exercised.

“Participant” means a Grantee or Optionee.

“Performance Goals” have the meaning set forth in Section 8.

“Phantom Share” means a right, pursuant to the Plan, of the Grantee to payment of the Phantom Share Value.

“Phantom Share Value,” per Phantom Share, means the Fair Market Value of a Share or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant.

“Plan” means the Company’s 2016 Equity Incentive Plan, as in effect from time to time.

“Qualified Member” means a member of the Committee who is a “non-employee director” of the Company as defined in Rule 16b-3(b)(3) under the Exchange Act, an “outside director” within the meaning of Regulation § 1.162-27 under Section 162(m) of the Code and an “independent director” within the meaning of the applicable stock exchange rules.

“Restricted Stock” means an award of Shares that are subject to restrictions hereunder.

“Retirement” means, unless otherwise provided by the Committee in the Participant’s Award Agreement, the Termination of Service (other than for Cause) of a Participant on or after the Participant’s attainment of age 65 or on or after the Participant’s attainment of age 60 with 15 consecutive years of service with the Company and or its Subsidiaries or its affiliates.

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement Date” means the date determined under Section 6.4(c).

“Shares” means shares of Common Stock of the Company.

“Subsidiary” means any corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity (other than the Company) that, directly or indirectly through one or more intermediaries, is controlled by, or is under common control with, the Company.

“Successor of the Optionee” means the legal representative of the estate of a deceased Optionee or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

“Termination of Service” means a Participant’s termination of employment or other service, as applicable, with the Company and its Subsidiaries. Unless otherwise provided in the Award Agreement, cessation of service as an officer, employee, or Director, or other covered positions shall not be treated as a Termination of Service if the Participant continues without interruption to serve thereafter in another one (or more) of such capacities, and Termination of Service shall be deemed to have occurred when service in the final covered capacity ceases.

EXHIBIT A

TO THE 2016 EQUITY INCENTIVE PLAN

PERFORMANCE CRITERIA

Performance-Based Awards intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code, may be payable upon the attainment of objective performance goals that are established by the Committee and relate to one or more Performance Criteria. Performance Criteria may (but need not) be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other corporations or indices.

“Performance Criteria” means the following business criteria (or any combination of them) with respect to one or more of the Company, any Subsidiary, or any division or operating unit of the Company or its Subsidiaries:

1)	earnings, including pre or post interest, taxes, depreciation, amortization, or any combination

2)	growth in operating income, profit margins, including gross, net and other

3)	enhanced or achievement of specified levels of revenues

4)	reduction in operating costs, including general and administrative (G&A) and selling, general and administrative (SG&A) type costs

5)	home sale price, or cost per home

6)	number of homes sold

7)	growth in backlog

8)	growth in market share

9)	growth or improved management of community count

10)	number or dollar amount of mortgages originated or placed

11)	cash flow, including increases to cash

12)	monetizing underperforming and inactive assets

13)	attraction of new capital sources

14)	securities sold, both debt and equity

15)	increase in book value per share

16)	various return or balance sheet ratios

17)	reduction in or improved management of joint ventures

18)	favorable resolution of disputes and claims

19)	customer satisfaction ratings

20)	increase in energy efficiency of product

21)	spinoff or monetization transactions resulting in distributions to stockholders that meet predetermined financial targets

Performance Goals may be absolute amounts or percentages of amounts or may be relative to the performance of other companies or of indexes, and may be on an aggregate, a per share (actual or diluted) or other similar basis.

Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles (“GAAP”) and all determinations shall be made in accordance with GAAP, as applied by the Company in the preparation of the periodic reports it files with the Securities and Exchange Commission (or, if it does not file reports with the Securities and Exchange Commission, in the preparation of reports to stockholders).

To the extent permitted by Section 162(m) of the Code, unless the Committee provides otherwise at the time when it establishes particular Performance Goals, the Committee may at any time adjust any of the Performance Criteria described above to take account of items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP, (D) related to discontinued operations that do not qualify as a component of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the performance period. However, in no event may the Committee use any form of discretion to increase any compensation payable that would be otherwise due upon attainment of a goal.

Exhibit B

LENNAR CORPORATION

2016 INCENTIVE COMPENSATION PLAN

1.	Purpose of the Plan

The purpose of the Plan is to enable the Committee to establish performance goals for selected officers and other key employees of Lennar and its subsidiaries, to determine bonuses which will be awarded to selected officers and other key employees on the basis of performance goals established for them and to ensure that bonus payments are in accordance with the arrangements established by the Committee.

2.	Definitions

As used in this Plan, the following definitions apply:

(a) “Associate” means an employee of the Company.

(b) “Bonus” means the bonus to which an Associate is entitled under a bonus arrangement established by the Committee under the Plan.

(c) “Bonus Formula” means the formula for calculating an Associate’s Bonus on the basis of a performance goal established under the Plan or otherwise.

(d) “Committee” means the Compensation Committee of Lennar’s Board of Directors or a subcommittee of such Compensation Committee consisting solely of at least two Outside Directors; provided that no action taken by the Committee shall be invalidated because any or all of the members of the Committee fails to satisfy the Outside Director requirement.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Company” means Lennar and its more than 50% owned subsidiaries.

(g) “EBITDA” means earnings before interest, taxes, depreciation and amortization.

(h) “Equity Incentive Plan” means the Lennar Corporation 2016 Equity Incentive Plan.

(i) “Lennar” means Lennar Corporation, a Delaware corporation.

(j) “Outside Director” means a director of Lennar who qualifies as an “outside director” within the meaning of Treasury Regulation Section 1.162-27(e) of the Code.

(k) “Plan” means this Lennar Corporation 2016 Incentive Compensation Plan.

3.	Authority to Establish Performance Goals and Bonuses

(a) The Committee will have the authority to establish for any Associate who is an officer or a key Associate of the Company, a performance goal and a Bonus Formula related to that performance goal, for any fiscal year of Lennar, or for a period which is shorter or longer than a single fiscal year. A Bonus Formula may be based upon the extent of achievement of specified levels of one or more of the business criteria specified on Exhibit A hereto. The Bonus Formula for an Associate shall be established in writing by the Committee (i) before the commencement of the period of service to which the Bonus Formula relates, or (ii) not later than 90 days after the commencement of the period of service to which the Bonus Formula relates (provided that the outcome is substantially uncertain at the time the Committee actually establishes the Bonus Formula, and provided, further, that the Bonus Formula is not established after 25% or more of the period of service (as determined in good faith at the time the Bonus Formula is established) has elapsed). Notwithstanding the foregoing, in the case of any Bonus for which an exception from the limitations of Section 162(m) is not being sought, the Committee may grant such Bonus on bases other than as contemplated above; it being understood that the Committee can grant two Bonuses to any one Associate (i.e., a Bonus for which such an exception is sought, and a separate Bonus for which such an exception is not sought).

(b) The Committee may determine the Bonus Formula which will determine the Bonus an Associate will receive with regard to a fiscal year or other period. However, no Associate may be awarded a Bonus for any fiscal year in excess of the greater of (i) $3.0 million or (ii) 2% of the consolidated pre-tax income of Lennar in that fiscal year. Notwithstanding any other provision hereof, the Committee may, at any time before it issues a certification in respect of an Associate’s Bonus as contemplated by Section 4, in its discretion, eliminate or reduce the amount payable as a Bonus to that particular Associate (and the reduced amount (or zero dollars, in the case of an elimination) shall thereupon be the amount of the Associate’s Bonus under the Plan for the fiscal year).

(c) When the Committee establishes a performance goal and Bonus Formula for an Associate, the Committee may provide (i) that the resulting Bonus will be paid in a single lump sum or that the resulting Bonus will be paid over a period of years, with or without interest on deferred payments, and (ii) if a Bonus is to be paid over a period of years, whether the right to the unpaid portion of the Bonus will be forfeited if the Associate ceases to be employed by the Company before the bonus is paid in full.

(d) The Committee may delegate to such other person or persons (including, without limitation, the Chief Executive Officer of, or the person in charge of human resources for, Lennar) as the Committee shall determine in its sole discretion, all or part of the Committee’s authority and duties with respect to Bonuses where an exception from the limitations of Section 162(m) of the Code is not sought. Any such delegation by the Committee may, in the sole discretion of the Committee, include a limitation as to the amount of Bonuses that may be made under the delegation. The Committee may revoke, or amend the terms of, a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate that were consistent with the terms of the delegation when they were taken.

(e) The Committee may determine that Bonuses shall be paid in cash or stock (or other forms of equity-based grants), or a combination of cash and stock (or other equity-based grants). The Committee may provide that any such stock or grants be made under the 2016 Equity Incentive Plan or any other equity-based plan or program of Lennar and, notwithstanding any provision of the Plan to the contrary, in the case of any such grant, the grant shall be governed in all respects by the 2016 Equity Incentive Plan or such other plan or program of Lennar.

4.	Review of Payment of Bonuses

Promptly after the end of each fiscal year of Lennar, the management of Lennar will present to the Committee a list showing with regard to each Associate who has become entitled to a Bonus with regard to that fiscal year (i) the Associate’s performance goal or Bonus Formula with regard to that fiscal year, (ii) the extent to which the performance goal was achieved or exceeded, or other applicable information relating to the performance goal or otherwise applicable to the Associate’s Bonus Formula, and (iii) the Bonus to which the Associate is entitled with regard to the fiscal year. No Bonus may be paid to an Associate with regard to a fiscal year until the Committee certifies that the Bonus with regard to that Associate shown on the list (or on an amended list) is correct based upon the performance goal and the Bonus Formula established for the Associate with regard to the fiscal year.

5.	Administration of the Plan

(a) The Plan will be administered by the Committee.

(b) The Committee will have full power to construe, interpret and administer the Plan and to establish and change the rules and regulations for its administration. Any interpretation by the Committee of the Plan or of any performance goal or Bonus Formula established for an Associate under the Plan, and any determination of the Committee regarding the Bonus to which any Associate is entitled, will bind the Company and all Associates who are affected by it.

(c) The Committee will have total discretion to determine whether performance goals and Bonus Formulae are to be established under the Plan for particular Associates. The Committee will not be required to establish similar performance goals or similar Bonus Formulae for employees who hold similar positions.

(d) The obligations of Lennar under the Plan are unsecured and constitute mere promises by Lennar to make payments in the future out of its general assets. To the extent that an Associate acquires a right to receive payments from Lennar hereunder, such right shall be that of a general unsecured creditor of Lennar. The obligations under the Plan are not intended to be funded obligations for tax purposes and shall be construed in a manner that is consistent with this intent. The Plan does not give rise to a fiduciary relationship between the Board or Committee, on the one hand, and Associates, their beneficiaries or any other persons, on the other.

6.	Clawback/Recoupment Policy

Notwithstanding anything contained herein to the contrary, any Bonus awarded under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board of Directors of Lennar (or a committee or subcommittee thereof) and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Associate. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its affiliates, including, but not limited to, the Plan. In the event that any Bonus awarded under the Plan is subject to more than one such policy, the policy with the most restrictive clawback or recoupment provisions shall govern such Bonus award, subject to applicable law.

7.	No Rights to Continued Employment

Nothing in the Plan or in the establishment of any performance goal or Bonus Formula, and no award of any Bonus which is payable immediately or in the future (whether or not future payments may be forfeited), will give any officer or employee of the Company a right to continue to be an officer or employee of the Company or in any other way affect the right of the Company to terminate the officer position or employment of any officer or employee at any time.

8.	Effective Date

This Plan is effective as of January 13, 2016, provided that the stockholders of Lennar approve the Plan at the first annual meeting of stockholders held after that date. Performance goals and Bonus Formulae may be established prior to the time the stockholders of Lennar approve this Plan. However, no Bonuses will be paid under this Plan unless it is approved by the stockholders of Lennar.

9.	Amendments of the Plan

The Committee may, with the approval of the Board of Directors of Lennar, amend the Plan at any time, except that no amendment to the Plan will be effective if it materially changes any of the criteria on which

Bonuses may be based, alters the maximum Bonus which may be paid to an Associate with regard to a fiscal year or other period, or otherwise materially changes the Plan, unless the amendment is approved by the stockholders of Lennar. No amendment to the Plan may change any performance goal or Bonus Formula which has been established for an Associate, or affect any Associate’s right to receive a Bonus which has been earned as a result of achievement of a performance goal under a Bonus Formula established for the Associate before the amendment, unless the Associate consents to the change.

10.	Exculpation and Indemnification

Lennar shall indemnify and hold harmless the members of the Board and the members of the Committee to the fullest extent permitted by Lennar’s Certificate of Incorporation from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities or obligations under the Plan.

11.	Termination of the Plan

The Plan may be terminated at any time by the Committee, with the approval of the Board of Directors of Lennar. However, termination of the Plan will not affect any performance goal or Bonus Formula which has been established before the Plan is terminated or the right of any Associate to receive payments of a Bonus which the Associate earned before the Plan is terminated.

* * *

As approved by the Board of Directors on January 13, 2016.

EXHIBIT A

TO THE 2016 INCENTIVE COMPENSATION PLAN

PERFORMANCE CRITERIA

Performance-Based Awards intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code, may be payable upon the attainment of objective performance goals that are established by the Committee and relate to one or more Performance Criteria. Performance Criteria may (but need not) be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other corporations or indices.

“Performance Criteria” means the following business criteria (or any combination of them) with respect to one or more of the Company, any Subsidiary, or any division or operating unit of the Company or its Subsidiaries:

1)	earnings, including pre or post interest, taxes, depreciation, amortization, or any combination

2)	growth in operating income, profit margins, including gross, net and other

3)	enhanced or achievement of specified levels of revenues

4)	reduction in operating costs, including general and administrative (G&A) and selling, general and administrative (SG&A) type costs

5)	home sale price, or cost per home

6)	number of homes sold

7)	growth in backlog

8)	growth in market share

9)	growth or improved management of community count

10)	number or dollar amount of mortgages originated or placed

11)	cash flow, including increases to cash

12)	monetizing underperforming and inactive assets

13)	attraction of new capital sources

14)	securities sold, both debt and equity

15)	increase in book value per share

16)	various return or balance sheet ratios

17)	reduction in or improved management of joint ventures

18)	favorable resolution of disputes and claims

19)	customer satisfaction ratings

20)	increase in energy efficiency of product

21)	spinoff or monetization transactions resulting in distributions to stockholders that meet predetermined financial targets

Performance Goals may be absolute amounts or percentages of amounts or may be relative to the performance of other companies or of indexes, and may be on an aggregate, a per share (actual or diluted) or other similar basis.

Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles (“GAAP”) and all determinations shall be made in accordance with GAAP, as applied by the Company in the preparation of the periodic reports it files with the Securities and Exchange Commission (or, if it does not file reports with the Securities and Exchange Commission, in the preparation of reports to stockholders).

To the extent permitted by Section 162(m) of the Code, unless the Committee provides otherwise at the time when it establishes particular Performance Goals, the Committee may at any time adjust any of the Performance Criteria described above to take account of items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP, (D) related to discontinued operations that do not qualify as a component of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the performance period. However, in no event may the Committee use any form of discretion to increase any compensation payable that would be otherwise due upon attainment of a goal.

LENNAR CORPORATION ATTN: LEGAL DEPARTMENT 700 N.W. 107TH AVENUE MIAMI, FL 33172	VOTE BY INTERNET - www.proxyvote.com

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	M99769-P72313	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LENNAR CORPORATION The Board of Directors recommends you vote			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
FOR the following:

1.	Election of Directors		☐	☐	☐

Elect nine directors to serve a one-year term expiring at the 2017 Annual Meeting of Stockholders.
	01) Irving Bolotin	06) Teri P. McClure
	02) Steven L. Gerard	07) Stuart A. Miller
	03) Theron I. “Tig” Gilliam	08) Armando Olivera
	04) Sherrill W. Hudson	09) Jeffrey Sonnenfeld
05) Sidney Lapidus
The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.
			For	Against	Abstain	The Board of Directors recommends you vote AGAINST proposal 6.	For	Against	Abstain
2.	Ratification of the appointment of Deloitte & Touche LLP as Lennar’s independent registered public accounting firm for the fiscal year ending November 30, 2016.		☐	☐	☐

6.   Approval of a stockholder proposal regarding our common stock voting structure, if properly presented at the Annual Meeting.

NOTE: Transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

							☐	☐	☐
3.	Approval, on an advisory basis, of the compensation of Lennar’s named executive officers.		☐	☐	☐
4.	Approval of the Lennar Corporation 2016 Equity Incentive Plan.		☐	☐	☐
5.	Approval of the Lennar Corporation 2016 Incentive Compensation Plan.		☐	☐	☐
For address change/comments, mark here (see reverse for instructions).					☐
Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign your name exactly as it appears above. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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M99770-P72313

LENNAR CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF LENNAR CORPORATION

ANNUAL MEETING OF STOCKHOLDERS ON APRIL 13, 2016

The undersigned appoint(s) Stuart A. Miller, Bruce Gross and Mark Sustana, or any of them, as proxies, each with the power to appoint a substitute, and authorize(s) them to represent the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of Class A Common Stock (LEN) and Class B Common Stock (LEN-B) of Lennar Corporation that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders of Lennar Corporation to be held at 11:00 a.m. Eastern Time on Wednesday, April 13, 2016, at 700 Northwest 107th Avenue, Second Floor, Miami, Florida 33172, and any adjournment or postponement of that meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE BOARD OF DIRECTOR NOMINEES, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, FOR PROPOSAL 5, AND AGAINST PROPOSAL 6, AND IN THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS OF THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE